UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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[ ]	Soliciting Material Pursuant to §240.14a-12

NII HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANNUAL MEETING OF STOCKHOLDERS

April 4, 2018

DEAR FELLOW STOCKHOLDERS:

You are invited to attend the 2018 Annual Meeting of Stockholders of NII Holdings, Inc., which is to be held on May 3, 2018 at 10:00 a.m. Eastern Time at the Hyatt Regency Reston, located at 1800 Presidents Street, Reston, Virginia 20190 (703-709-1234). At the Annual Meeting, you will be asked to elect seven directors to serve a one-year term, cast an advisory vote on executive compensation and ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2018.

Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. You can vote by signing, dating and returning the enclosed proxy card. Also, eligible stockholders may vote by telephone or over the Internet. Instructions for using these convenient services are set forth in the instructions for voting that are attached to the enclosed proxy card or voting instruction form. Beneficial owners of shares of our common stock held in street name should follow the enclosed instructions for voting their shares. I hope you will be able to attend the Annual Meeting, but even if you cannot, please vote your shares as promptly as possible.

The proxy statement and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017 are available at www.proxyvote.com.

Thank you for your ongoing support of NII Holdings, Inc.

Sincerely,
Kevin L. Beebe
Chair of the Board of Directors

NII Holdings, Inc.
12110 Sunset Hills Road, Suite 600
Reston, VA 20190
www.nii.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 3, 2018 at 10:00 a.m. Eastern Time
Hyatt Regency Reston
1800 Presidents Street
Reston, VA 20190
703-709-1234

We will hold the Annual Meeting of Stockholders of NII Holdings, Inc. (the “Company”) on May 3, 2018 at 10:00 a.m. Eastern Time at the Hyatt Regency Reston, located at 1800 Presidents Street, Reston, Virginia 20190 (703-709-1234).

At our Annual Meeting, our stockholders will be asked to:

1.	Elect seven directors for a one-year term to expire at the 2019 Annual Meeting of Stockholders;
2.	Provide an advisory vote to approve the compensation of our named executive officers;
3.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2018; and
4.	Transact any other business that properly comes before the Annual Meeting and any adjournment or postponement thereof.

The Board of Directors of the Company recommends that you vote FOR the nominees for director; FOR the approval, on an advisory basis, of the compensation of our named executive officers; and FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2018.

Only stockholders of record as of March 15, 2018 can vote at the Annual Meeting.

April 4, 2018

By Order of the Board of Directors,
Kevin L. Beebe
Chair of the Board of Directors

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON MAY 3, 2018.

The proxy statement and annual report on Form 10-K for the fiscal year ended December 31, 2017 are available at www.proxyvote.com.

4-6	GENERAL INFORMATION
7-11	CORPORATE GOVERNANCE
12-18	BOARD OF DIRECTORS
19	DIRECTOR COMPENSATION
20-21	SECURITIES OWNERSHIP
22-44	EXECUTIVE COMPENSATION
45	CEO PAY RATIO
46	AUDIT INFORMATION
47	AUDIT COMMITTEE REPORT
48	PROPOSAL 1 ELECTION OF DIRECTOR
49	PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION
50	PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
51	STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
52	IMPORTANT INFORMATION

GENERAL INFORMATION

Time and Place of Annual Meeting

The Annual Meeting (the “Annual Meeting”) of Stockholders of NII Holdings, Inc. (the “Company”) will be held on May 3, 2018 at 10:00 a.m. Eastern Time at the Hyatt Regency Reston, located at 1800 Presidents Street, Reston, Virginia 20190 (703-709-1234).

Enclosed Materials

Enclosed are the following materials:

●the proxy statement for the Annual Meeting;
●the Company’s annual report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2018; and
●the proxy card or vote instruction form for the Annual Meeting.

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of proxies to be voted at the Annual Meeting. We commenced mailing this proxy statement and the enclosed form of proxy to our stockholders entitled to vote at the meeting on or about April 4, 2018.

Management Proposals

At the Annual Meeting, our stockholders will be asked to:

●elect Messrs. Kevin Beebe, James Continenza, Howard Hoffmann, Ricardo Knoepfelmacher, Christopher Rogers, Robert Schriesheim and Steven Shindler to the Board to serve for a one-year term expiring at the 2019 Annual Meeting of Stockholders (Proposal 1 on the proxy card);
●provide an advisory vote on the compensation of the Company’s named executive officers (Proposal 2 on the proxy card);
●ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2018 (Proposal 3 on the proxy card); and
●take action on any other business that properly comes before the meeting and any adjournment or postponement of the meeting.

Stockholders Entitled to Vote

The holders of common stock at the close of business on March 15, 2018 (the “Record Date”) are entitled to receive notice of, to attend and to vote one vote per share on each matter at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

As of the Record Date, there were 100,479,369 shares of common stock outstanding. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at the time and place of the Annual Meeting.

How to Vote	Stockholder of Record. If you are a stockholder of record (that is, stockholders who hold their shares in their own name), there are four ways to vote:

In person. You may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.
Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the proxy card.
By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.
By Mail. You may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

If you are a stockholder of record and a current employee of the Company, you will receive an e-mail containing instructions on how to access our proxy materials and how to vote your shares on the Internet.

Beneficial Owner. If you are a beneficial owner of shares held in street name (that is, shares held in the name of a bank, broker or other holder of record), the materials were forwarded to you by the organization holding your account and there are up to four ways to vote:

In person. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions to obtain a legal proxy.

Via the Internet. You may be eligible to vote by proxy via the Internet by following the instructions on the vote instruction form.
By Telephone. You may be eligible to vote by proxy via telephone by following the instructions on the vote instruction form.
By Mail. You may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided.

GENERAL INFORMATION

Quorum

The presence of, by person or by proxy, the holders of a majority of the total number of issued and outstanding shares of common stock that are entitled to vote at the Annual Meeting constitutes a quorum and is necessary for the transaction of business at the Annual Meeting.

An inspector of elections will determine the presence of a quorum and tabulate the results of the voting by stockholders at the Annual Meeting. The inspector will treat valid proxies marked abstain or proxies required to be treated as broker non-votes (which occurs when a broker has not received voting instructions on a matter and either does not vote the shares on that matter or is not entitled to vote on that matter without instruction but has voted on another matter the broker is entitled to vote on) as present for purposes of determining whether there is a quorum at the Annual Meeting.

Voting

All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

Effect of Not Providing Voting Instructions

Stockholder of Record. If you are a stockholder of record and you sign, date and return the enclosed proxy card but do not specify how to vote, then your shares will be voted in accordance with the recommendations of the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting or any adjournment or postponement thereof.

If you are a current employee of the Company, you will receive an e-mail containing instructions on how to access our proxy materials and how to vote your shares on the Internet.

Beneficial Owner. If you are a beneficial owner of shares held in street name and hold your shares through a broker, bank or other financial institution, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on a particular matter. Brokers and other nominees have the discretion to vote on routine matters such as Proposal 3, but do not have the discretion to vote on non-routine matters such as Proposals 1 and 2. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 3 and any other routine matters properly presented for a vote at the Annual Meeting.

Vote Standard

In uncontested elections, directors are elected if they receive a majority of the votes cast for each director at the Annual Meeting. A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes will not be counted as votes against a director.

Proposals 2 and 3 require the approval of a majority of the votes cast on the matter, excluding any abstentions or broker non-votes.

Broker Non-Votes and Abstentions

Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Of the matters scheduled to be voted on at the Annual Meeting, Proposals 1 and 2 are “non-routine” and Proposal 3 is “routine.”

While broker non-votes will be treated as present for purposes of determining whether there is a quorum, they will not be counted for purposes of determining the number of votes cast with respect to a particular proposal. Accordingly, a broker non-vote will be counted in order to obtain a quorum, but will not be counted or otherwise affect the outcome of the vote with respect to Proposals 1, 2 and 3.

Abstentions with respect to Proposal 1 will not be counted as votes either “for” or “against” the director’s election.

Abstentions with respect to Proposals 2 and 3 will not be counted as a vote cast or otherwise affect the outcome of the vote with respect to such proposals.

GENERAL INFORMATION

Changing Your Vote

A stockholder has the power to revoke his or her proxy or change his or her vote at any time before the proxy is voted at the Annual Meeting. If your shares are held in street name by a broker, bank or other financial institution, you must contact that institution to change your vote. If you are a stockholder of record, you can revoke your proxy or change your vote in one of five ways:

●you can send a signed written notice of revocation to our corporate secretary at the address noted below to revoke your proxy;
●you can send a completed proxy card bearing a later date than your original proxy to us indicating the change in your vote;
●you can vote again on a later date on the Internet or by telephone (only your latest proxy submitted prior to the Annual Meeting will be counted);
●you can attend the Annual Meeting and vote in person, which will automatically cancel any proxy previously given; or
●you can revoke your proxy in person at the Annual Meeting, but attendance at the Annual Meeting alone will not revoke any proxy that you have given previously.

If you choose either of the first three methods, we must receive the described notice or proxy no later than the beginning of the Annual Meeting. If you choose the fourth or fifth methods, you will be asked to present documents to establish your identity as a stockholder of the Company. Before the Annual Meeting, any written notice of revocation should be sent to: NII Holdings, Inc., 12110 Sunset Hills Road, Suite 600, Reston, Virginia 20190, Attention: General Counsel. Any notice of revocation that is delivered at the Annual Meeting should be hand delivered to our General Counsel before a vote is taken. Once voting on a particular matter is completed at the Annual Meeting, you will not be able to revoke your proxy or change your vote as to that matter.

If you are a stockholder of record and a current employee of the Company, you will receive an e-mail containing instructions on how to access our proxy materials and how to vote your shares on the Internet.

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of elections and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting and can be accessed on the investor relations area of our website at www.nii.com.

Householding

To reduce the Company’s printing and mailing costs and minimize the environmental impact of the Company’s annual meetings, the Company will deliver a single copy of the proxy materials to multiple stockholders who share the same address unless the Company has received instructions to the contrary from one or more of the stockholders at that address. You may request a separate copy of the proxy materials by writing or calling the Company at the following address and telephone number:

Investor Relations
NII Holdings, Inc.
12110 Sunset Hills Road, Suite 600
Reston, VA 20190
703-547-5209

Stockholders who hold shares in street name may contact the organization holding their account to request information about householding.

Cost of Solicitation

The cost of soliciting proxies for the Annual Meeting will be borne by the Company. We have hired Broadridge Financial Solutions, Inc. (“Broadridge”) to help us send out the proxy materials and expect Broadridge’s fee for this service to be about $20,000. While we do not expect to incur additional solicitation expenses, the Company may incur additional expenses in order to encourage voting on a particular matter. In addition, certain of our officers and regular employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. We also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of common stock.

Every stockholder’s vote is important. Accordingly, you should sign, date and return the enclosed proxy card, vote via the Internet or by telephone, or provide instructions to your broker or other nominee whether or not you plan to attend the Annual Meeting in person.

CORPORATE GOVERNANCE

INTRODUCTION

We are committed to effective corporate governance and high ethical standards because we believe that these values support our long-term performance. Under our current governance framework, the Board, working with senior management and our stockholders, has implemented the following corporate governance practices to support our values:

Corporate Governance

●	71% Independent Board
●	Independent Chair
●	Independent Audit, Compensation, and Corporate Governance and Nominating Committees

Stockholder Rights

●	Declassified Board in 2017
●	Majority Voting for Directors
●	Stockholder Right to Call Special Meeting

CORPORATE GOVERNANCE FRAMEWORK

The Board is responsible for the oversight of management on behalf of our stockholders, and the Board accomplishes this function acting directly and through its committees. Directors discharge their duties at Board and committee meetings and also through telephone contact and other communications with management and others regarding matters of concern and interest to the Company. In accordance with our policies, our corporate governance is managed under the following structure and details of the roles and responsibilities of each of these elements are outlined further below:

INDEPENDENT BOARD CHAIR

We have an independent Chair of the Board who presides over meetings of the Board and annual meetings of stockholders and serves as a liaison between the Board and senior management. Our leadership structure ensures a strong role for the independent directors in the oversight of the Company and in establishing priorities and procedures for the work of the Board. The Board recognizes that there is no single generally accepted approach to providing Board leadership and that the Board’s leadership structure may vary in the future as circumstances warrant.

CORPORATE GOVERNANCE

BOARD COMMITTEES

The specific roles and responsibilities of the Board’s committees are delineated in written charters adopted by the Board for each committee and are reviewed annually by the Corporate Governance and Nominating Committee in accordance with our Corporate Governance Guidelines. As provided in their charters, each committee is authorized to engage or consult from time to time, as appropriate, at our expense, with outside independent legal counsel or other experts or advisors it deems necessary, appropriate or advisable to discharge its duties.

Each member of the Audit, Compensation, and Corporate Governance and Nominating Committees is independent in accordance with the NASDAQ Stock Market (“NASDAQ”) listing rules and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable.

Below is a summary of the primary responsibilities of each committee.

Audit:
●Oversight of the quality and integrity of our financial statements and related disclosures, and our accounting, auditing, and reporting practices.
●Review of our processes to manage financial risk, and for compliance with significant applicable legal, ethical and regulatory requirements.
●Appointment, replacement, compensation and oversight of the independent registered public accounting firm engaged to prepare and issue audit reports on our financial statements.
●Oversight of our internal audit function.

Compensation:
●Review and approve our annual executive compensation and executive compensation program and philosophy.
●Oversee the administration of our equity-based compensation and other benefit plans and the compensation programs and philosophy for non-executive employees.
●Approve grants of stock options and stock awards to directors, officers and employees under our stock plan.

Corporate Governance and Nominating:
●Promote the effective and efficient governance of the Company, including the development and periodic assessment of ethics and corporate governance policies.
●Assist the Board in the oversight of management succession planning.
●Oversee the Board and committee annual evaluation process.
●Develop qualifications for director candidates and recommend to the Board persons to serve as directors and as members of the Board’s committees.

CORPORATE GOVERNANCE POLICIES AND PRACTICES

We manage our business and affairs in accordance with the Delaware General Corporation Law and a number of key governance documents, including our Corporate Governance Guidelines, Amended and Restated Certificate of Incorporation, Fifth Amended and Restated Bylaws, Code of Conduct and Business Ethics, and Board Committee Charters. Our Board reevaluates our policies and practices on an ongoing basis to ensure high standards of business conduct that facilitate the Board’s execution of its responsibilities. Additional information is provided below regarding key corporate governance and ethics policies and practices that we believe enable us to manage our business in accordance with the highest standards of business practices and in the best interest of our stockholders.

CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

In accordance with our Corporate Governance Guidelines, a majority of our Board must be independent as defined by the NASDAQ listing rules and the Exchange Act. On March 6, 2018, the Board determined that the following five of its seven current members (71%) are independent: Kevin Beebe (Chair), James Continenza, Howard Hoffmann, Christopher Rogers and Robert Schriesheim. In making that determination, the Board considered Mr. Shindler’s former employment as chief executive officer of the Company and the relationship between Mr. Knoepfelmacher and RK Partners described below in “Certain Relationships and Related Transactions.” The Audit, Compensation, and Corporate Governance and Nominating Committees are comprised entirely of independent directors. The positions of principal executive officer and Chair of the Board are not held by the same individual. Kevin Beebe serves as Chair of the Board and Roberto Rittes is the principal executive officer of the Company.

RISK OVERSIGHT

Our Board has an active role, as a whole and also at the committee level, in overseeing the management of the risks that the Company faces in its business. Our Corporate Governance Guidelines set forth the responsibilities of our Board, including the Board’s oversight of the Company’s risk assessment and risk audit functions and provides for specific actions to mitigate certain risks. The Board regularly reviews information regarding the Company’s results of operations and any related trends and other factors contributing to or affecting those results, long-term strategy, financial reporting systems and processes, and access to capital and liquidity, as well as the risks associated with these aspects of the Company’s business. The Company’s Code of Conduct and Business Ethics establishes standards of conduct for employees that are designed to mitigate risks associated with the Company’s and its employees’ compliance with legal requirements, foster ethical conduct by employees in dealing with the Company and others, and protect the Company’s assets. The Company requires that all employees receive annual training relating to the Code of Conduct and Business Ethics and related policies in order to ensure that employees are familiar with those standards of conduct and to mitigate the risks associated with employees’ failure to meet those standards.

In addition, each of the committees of the Board is involved in the assessment of risks relevant to their area of responsibility and the implementation of actions designed to address or mitigate those risks. The types of risks that are considered by the committees and some of the actions taken to address those risks include:

Audit:
●Risks related to the Company’s tax, accounting, financial reporting systems and processes, internal controls, and its legal and regulatory compliance.
●The committee holds regular meetings with our independent registered public accounting firm, principal accounting officer, vice president of internal audit, chief financial officer, general counsel and management to discuss the risks faced by the Company and the actions being taken to mitigate those risks.

Compensation:
●Risks relating to the Company’s compensation and benefit programs.
●Historically, the committee retains an independent compensation consultant to assist with its oversight responsibilities and to ensure that the compensation and benefit programs are designed in a manner that aligns the compensation of executives and other employees with the interests of the Company and its stockholders. In 2016 and 2017, the Compensation Committee did not utilize the services of an independent compensation consultant given the determination that no changes would be made to executive officer compensation for 2016 and 2017 and no equity grants would be provided.

Corporate Governance and Nominating:
●Risks related to the Company’s corporate governance and management.
●The committee reviews, and implements changes to, the Company’s policies relating to corporate governance, ethics and related processes; assists the Board in management succession planning; and selects and recommends individuals nominated to our Board in an effort to ensure that a majority of the members of the Board are independent and have appropriate time, skills and experiences necessary to assist the Board in its oversight role.

In addition, the Company’s internal audit group, which reports directly to the chair of the Audit Committee through the vice president of internal audit, prepares an annual risk assessment that includes a review of risks related to the Company’s operations and processes, market and business environment, as well as risks relating to the availability and reliability of

CORPORATE GOVERNANCE

information used by management in its decision making. Based on this risk assessment, the internal audit group makes a recommendation to the Audit Committee concerning an annual internal audit plan that identifies the business activities and processes that will be reviewed and analyzed by the internal audit group during the year. The Audit Committee, comprised of Robert Schriesheim (Chair), Kevin Beebe and Howard Hoffmann, approves the risk assessment and annual internal audit plan to be carried out by the internal audit group and receives detailed reports concerning the results of each review, including recommendations made to address risks that are identified and actions taken by management with respect to those recommendations. The Audit Committee also receives quarterly updates concerning the status and outcome of the reviews conducted by the internal audit group pursuant to the annual review plan and the status of actions taken by management to mitigate risks identified in the reviews.

While each of the committees of our Board is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through management and committee reports about risks, our risk assessment and the internal audit group’s annual review plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As stated in our Corporate Governance Guidelines and the charter of the Audit Committee, the Audit Committee is responsible for reviewing and approving or ratifying transactions involving the Company and related persons (such as the Company’s officers, directors, family members of the officers and directors, and other related parties) in accordance with the requirements of NASDAQ. In determining whether to approve or ratify a related party transaction, the Audit Committee evaluates whether the transaction is in the best interests of the Company taking into consideration all relevant factors, including, as applicable, the Company’s business rationale for entering into the transaction and the fairness of the transaction to the Company. The Audit Committee generally seeks to consider and approve these transactions in advance where practicable, but may also ratify them after the transactions are entered into, particularly in instances where the transactions are entered into in the ordinary course of business or if the transaction is on terms that are consistent with a policy previously approved by the Audit Committee or the Board. In instances where the transaction is subject to renewal or if the Company has the right to terminate the relationship, the Audit Committee expects to periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction.

The Audit Committee has reviewed and approved an agreement dated October 27, 2016 between the Company’s subsidiary, Nextel Telecomunicações Ltda (“Nextel Brazil”) and RK Partners, a financial and operational restructuring advisory firm for which Ricardo Knoepfelmacher, a director of the Company, serves as the Managing Partner, for advice relating to the restructuring of the Company’s outstanding debt. The agreement, as amended, provides for fixed monthly payments of R$330,000, or $103,474 based on the average exchange rate of 3.1892 Brazilian Reais to 1.00 U.S. Dollar for the year ended December 31, 2017 (the “Average Exchange Rate”) and a success fee of R$12,000,000, or $3,762,699 based on the Average Exchange Rate, less 50% of the monthly payments made through March 2017 and 100% of the monthly payments made starting in April 2017. For services provided in 2017, Nextel Brazil paid RK Partners fixed monthly payments totaling R$3,914,122, or $1,227,305 based on the Average Exchange Rate, including taxes. The project was successfully completed in January 2018 with amendments to Nextel Brazil’s credit facilities that included the deferral of substantially all principal payments for the first 48 months from effectiveness, an extension of the loan maturity dates to 98 months from the date of effectiveness and a holiday for certain financial covenant compliance until June 30, 2020. In connection with the effectiveness of the amendments, RK Partners was paid a success fee in January 2018 of R$9,354,741, or $2,933,256 based on the Average Exchange Rate. Due to Nextel Brazil’s agreement with RK Partners, the Board has determined that Mr. Knoepfelmacher does not meet the independence standards of the NASDAQ listing rules and the Exchange Act.

CODE OF CONDUCT AND BUSINESS ETHICS

The Company’s Code of Conduct and Business Ethics covers our directors, officers and employees, including the directors, officers and employees of our operating subsidiaries in Brazil. The Code of Conduct and Business Ethics addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. The Company requires that all employees receive annual training relating to the Code of Conduct and Business Ethics and related policies in order to ensure that employees are familiar with those standards of conduct.

CORPORATE GOVERNANCE

Only the Board or the Audit Committee may consider a waiver of the Code of Conduct and Business Ethics for an executive officer or director. If a provision of the Code of Conduct and Business Ethics is materially modified, or if a waiver of the Code of Conduct and Business Ethics is granted to a director or executive officer, we will post a notice of such action on the Investor Relations link of our website at www.nii.com. No such waivers were granted during 2016 or 2017.

HEDGING, SHORT SALE AND PLEDGING POLICIES

The Board has adopted a policy prohibiting all employees (including executive officers and directors) from engaging in any transaction involving our common stock that may be viewed as speculative, including buying or selling puts, calls or options, short sales, hedging transactions or purchases of our common stock on margin.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Christopher Rogers (Chair), James Continenza and Howard Hoffmann. No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries. In addition, there are no compensation committee interlocks with other entities with respect to any such member.

AVAILABILITY OF GOVERNANCE INFORMATION

Our governance documents, including the charters of the Audit, Compensation, and Corporate Governance and Nominating Committees, and our Code of Conduct and Business Ethics, may be viewed free of charge on the Investor Relations link of our website at www.nii.com. The charters and our Code of Conduct and Business Ethics may also be obtained by writing to us at NII Holdings, Inc., 12110 Sunset Hills Road, Suite 600, Reston, Virginia 20190, Attention: Investor Relations.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

As provided for in our Corporate Governance Guidelines, stockholders may communicate directly with the Board by electronic mail sent to boardinquiries@nii.com or by regular mail sent to the address below. The Board has instructed the Board Communications Designee to examine incoming communications to determine whether the communications are relevant to the Board’s roles and responsibilities. The Board has authorized the Board Communications Designee to disregard or discard inappropriate communications such as spam, business solicitations or advertisements, resumes or similar communications. The Board Communications Designee will forward any service inquiries or complaints to the appropriate groups within the Company for processing and response.

The Board Communications Designee will review all appropriate communications and report such communications to the chair of the Corporate Governance and Nominating Committee, the Board, or the independent directors, as appropriate. The Board Communications Designee will take additional action or respond to letters in accordance with instructions from the relevant Board source. Communications relating to the Company’s accounting, internal accounting controls or auditing matters will be referred promptly to members of the Audit Committee. Stockholder communications to the Board should be sent to:

Shana C. Smith
Board Communications Designee
NII Holdings, Inc.
12110 Sunset Hills Road, Suite 600
Reston, VA 20190

BOARD OF DIRECTORS

GENERAL

Our Board consists of seven directors. Each of the directors of the Board was appointed in connection with our plan of reorganization, which became effective on our emergence from our Chapter 11 bankruptcy proceedings on June 26, 2015, and determined to be qualified to serve on the Board by The Capital Group Companies, Inc. (“Capital Group”), Aurelius Capital Management, LP (“Aurelius”) and the informal group of holders of notes issued by NII International Telecom (the “LuxCo Group”), the creditors who had the right to make the appointments. Pursuant to the plan of reorganization, our chief executive officer, who was a member of our Board and our chief executive officer when we filed a voluntary petition seeking relief under Chapter 11 of the U.S. Bankruptcy Code in September 2014, was appointed to our Board. In addition, Capital Group designated three of our directors, Aurelius designated one director and the LuxCo Group designated two of our directors who comprise our current seven-member Board. All directors are elected annually and the current term for all of our directors expires at the Annual Meeting.

Each of our directors brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas, including:

●	experience in senior executive positions in the telecommunications and other industries and service on the board of directors of other companies, including telecommunications companies;
●	experience in key management and operating roles for large, complex organizations, including technology and manufacturing companies, operators of wireless networks, retailers and companies with international operations and, specifically, operations in Latin America;
●	experience serving on other public company boards, including serving on audit, compensation and other committees responsible for oversight of corporate governance and related issues; and
●	experience in financing, capital markets and strategic transactions, including as executives of public companies with responsibility for capital planning and fundraising; as executives of investment banks and other financial institutions, including investment funds and private equity investment firms; and as investment fund managers.

The Corporate Governance and Nominating Committee and the Board believe that these and the other skills and experiences brought to the Board by its members position the Board to be able to fulfill its oversight role and to evaluate and advise management with respect to a wide variety of matters faced by the Company in its business. We have included a brief description of the experience, qualifications, attributes and skills that led to the conclusion that each director should serve on our Board as part of the directors’ biographies below.

BOARD OF DIRECTORS

DIRECTOR NOMINATION PROCEDURES

In evaluating a director candidate, each of the Corporate Governance and Nominating Committee and the Board considers factors that it believes are in the best interests of the Company and its stockholders. In addition, the Corporate Governance and Nominating Committee has adopted guidelines for the evaluation of potential director nominees, which are set forth in its charter. These guidelines set forth standards by which potential nominees for election to our Board will be evaluated and include:

●	the prospective nominee’s professional skills and experience;
●	the ability of the prospective nominee to represent the interests of our stockholders;
●	the prospective nominee’s reputation, standards of integrity, commitment and independence of thought and judgment;
●	the prospective nominee’s independence from the Company under the NASDAQ listing rules, and, as applicable, the standards for independence established by the SEC;
●	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties as a director, taking into account, among other things, the prospective nominee’s service on other public company boards; and
●	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board.

While we do not have a formal diversity policy, the Corporate Governance and Nominating Committee considers gender diversity a critically important component of the Board’s composition and intends to work to improve gender diversity as Board seats become available. The Corporate Governance and Nominating Committee also considers diversity of talents, skills and expertise in evaluating potential nominees. In addition, from time to time, the Corporate Governance and Nominating Committee retains third-party search firms to identify qualified director candidates and to assist the committee in evaluating candidates that have been identified by others.

It is the policy of the Corporate Governance and Nominating Committee to consider candidates recommended by stockholders. Any stockholder who would like to suggest or recommend a person for the Board’s consideration as a director candidate may do so at any time by writing to the corporate secretary at the address below. A stockholder wishing to formally nominate a person for election as a director must comply with the advance notice provisions in the Company’s Fifth Amended and Restated Bylaws. Generally, these provisions require that the corporate secretary receive notice of the nomination not less than 75 calendar days prior to the anniversary of the date for the preceding year’s annual meeting. The notice must set forth, as to each nominee, the name, age, business and residential address, principal occupation or employment, class, series and number of securities of the Company owned by such person, the date or dates the securities were acquired, any other information relating to such person that is required to be disclosed in solicitation for proxies or election of directors pursuant to Regulation 14A under the Exchange Act, and a representation that such person meets the qualifications to serve as a director of the Company. The notice must include a completed director questionnaire, which is available from the corporate secretary of the Company, and the nominee’s signed consent to serve as a director if elected. The notice must also set forth, among other things, the name and address of, and the number of our common shares owned by, the stockholder giving the notice and the beneficial owner on whose behalf the nomination is made and any other stockholders believed to be supporting such nominee, and a description of any material relationships between the stockholder giving the notice and any other stockholders and the proposed nominee. Additional details regarding the process to be followed by stockholders wishing to nominate a person for election as a director are included in the Company’s Fifth Amended and Restated Bylaws, which are available on the Investor Relations page of our website at www.nii.com. Stockholder recommendations and formal nominations should be sent to:

Shana C. Smith
General Counsel and Corporate Secretary
NII Holdings, Inc.
12110 Sunset Hills Road, Suite 600
Reston, Virginia 20190

BOARD OF DIRECTORS

SUMMARY OF QUALIFICATIONS

Each of the directors of the Board was appointed in connection with our plan of reorganization, which became effective on our emergence from our Chapter 11 bankruptcy proceedings on June 26, 2015, and determined to be qualified to serve on the Board by the creditors who had the right to make the appointments. Pursuant to the plan of reorganization, our chief executive officer was appointed to our Board. In addition, Capital Group designated three of our directors, Aurelius designated one director and the LuxCo Group designated two of our directors who comprise our current seven-member Board. Below is a summary of certain of the qualifications of the members of our Board that, among other things, led the Corporate Governance and Nominating Committee to conclude that each incumbent director is qualified to serve on the Board and should be nominated for reelection to the Board upon expiration of such director’s term. Please review the biographies of our Board below.

	Beebe	Continenza	Hoffmann	Knoepfelmacher	Rogers	Schriesheim	Shindler
Senior executive experience in large, complex organizations	x	x		x	x	x	x
Telecommunications experience	x	x	x	x	x	x	x
Diverse experience in multiple industries	x	x	x	x	x	x
Experience in Brazil or similar Latin American or emerging markets	x	x	x	x	x	x	x
Service on the board of other public companies	x	x		x	x	x
Managerial experience evaluating risks	x	x	x	x	x	x	x
Experience in financial and capital markets and strategic transactions	x	x	x	x	x	x	x

DIRECTOR BIOGRAPHIES

DIRECTORS STANDING FOR REELECTION — TO HOLD OFFICE UNTIL 2019

Kevin L. Beebe
Chair of the Board, NII Holdings, Inc. President and Chief Executive Officer, 2BPartners, LLC

Independent

Age 59
Director Since 2010
Committees
●Audit

Mr. Beebe has served as a director since 2010 and has served as Chair of the Board since 2013. Mr. Beebe has been President and Chief Executive Officer of 2BPartners, LLC, a partnership that provides strategic, financial and operational advice to private equity clients, investors and management, since November 2007. He is also a founder, and has been a senior operating partner since 2014, of Astra Capital, a private equity firm focused on providing capital to technology and telecom companies. Previously, he was the Group President of Operations at ALLTEL Corporation, a telecommunications services company, from 1998 to 2007. Mr. Beebe also serves as a director for Skyworks Solutions, Inc., a semiconductor and wireless handset chip supplier, and SBA Communications Corporation, a provider of wireless and broadcast communications infrastructure.

BOARD OF DIRECTORS

James V. Continenza
Chair and Chief Executive Officer, TBC Holdings I, Inc.

Independent

Age 55
Director Since 2015
Committees
●Compensation ●Corporate Governance and Nominating

Mr. Continenza has been the Chair and Chief Executive Officer of Vivial Holdings LLC, the parent company of Vivial Inc., a holding company that acquires and manages advertising, marketing and technology companies that provide digital and leads-generating products to advertisers, since 2012. Prior to joining Vivial Holdings LLC, Mr. Continenza served as President of STi Prepaid, LLC, a telecommunications company, from 2010 to 2011. Prior to that, Mr. Continenza served as Interim Chief Executive Officer of Anchor Glass Container Corp., a leading manufacturer of glass containers; President and Chief Executive Officer of Teligent, Inc., a provider of communications services including voice, data, and internet access; Director of Arch Wireless, Inc., a wireless services provider; and as President and Chief Executive Officer of Lucent Technologies Product Finance, a global leader in telecom equipment. In addition, Mr. Continenza also currently serves as a director and chair of the board of Eastman Kodak Company, a provider of imaging products and services. Mr. Continenza served on the board of Tembec, Inc., a manufacturer of lumber-derived products, from February 2008 to November 2017.

Howard S. Hoffmann
Managing Partner, De Novo Perspectives

Independent

Age 63
Director Since 2015
Committees
●Audit ●Compensation

Mr. Hoffmann has served as a Managing Partner at De Novo Perspectives, a professional services firm specializing in financial and operational performance improvement, crisis and litigation management, investor and creditor advisory services, and corporate turnaround and restructuring advisory services, since 2008. From 2001 to 2012, Mr. Hoffmann served as a Managing Partner at Nightingale & Associates, LLC, a consulting firm providing financial, business advisory and management services. Mr. Hoffmann also currently serves as Chief Executive Officer of Extend Resources LLC, a business and legal solutions company, Executive Director at Hickey Smith LLP, a multi-state law firm, Executive Director of American Discovery Limited, a business process outsourcing company, and as Vice President of Evolution Pharmacy Services, Inc., a pharmacy services company.

BOARD OF DIRECTORS

Ricardo Knoepfelmacher
Managing Partner, RK Partners

Non-Independent

Age 52
Director Since 2013
Committees
●None

Mr. Knoepfelmacher has served on our Board since 2013. Mr. Knoepfelmacher co-founded RK Partners, formerly known as Angra Partners Turnaround, a financial and operational restructuring and turnaround advisory firm, in 2003 and is currently a Managing Partner of the firm. Prior to his service as Managing Partner at RK Partners, Mr. Knoepfelmacher served as Chief Executive Officer of Brasil Telecom from 2005 to 2009 and Chief Executive Officer of Pegasus Telecom from 2000 to 2002. He also worked for Citibank and McKinsey & Company before starting his first company, MGDK & Associados, a restructuring and consulting firm. Mr. Knoepfelmacher also serves as a director for Netshoes (Cayman) Limited., a sports and lifestyle online retailer in Latin America.

Christopher T. Rogers
General Partner, Lumia Capital

Independent

Age 59
Director Since 2015
Committees
●Compensation ●Corporate Governance and Nominating

Mr. Rogers has been a General Partner at Lumia Capital since 2013. From 1991 until 2012, Mr. Rogers held various executive positions with Sprint Corporation and Nextel Communications, Inc. Most recently, Mr. Rogers served as Senior Vice President, Corporate Development and Spectrum, at Sprint, where he oversaw mergers, acquisitions, divestitures, equity investments and joint ventures and was responsible for management and oversight of wireless spectrum licenses and Sprint’s portfolio of emerging technology investments. Mr. Rogers serves as a director of Digital Turbine, Inc., a provider of mobile products that enable the monetization of mobile content.

BOARD OF DIRECTORS

Robert A. Schriesheim
Director

Independent

Age 57
Director Since 2015
Committees
●Audit ●Corporate Governance and Nominating

Mr. Schriesheim served as the Executive Vice President and Chief Financial Officer of Sears Holdings Corporation from August 2011 to October 2016. Prior to that, Mr. Schriesheim served as Chief Financial Officer of Hewitt Associates, Inc., a global human resources consulting and outsourcing company, from January 2010 to October 2010. From October 2006 to January 2010, he served as Executive Vice President and Chief Financial Officer of Lawson Software, Inc., an ERP software provider. Prior to joining Lawson Software, Mr. Schriesheim held executive positions at ARCH Development Partners, Global TeleSystems, SBC Equity Partners, Ameritech, AC Nielsen and Brooke Group Ltd. Mr. Schriesheim currently serves as a director of Houlihan Lokey, Inc., a global investment bank, where he serves as the chair of the audit committee and as a member of the compensation committee. Mr. Schriesheim also serves as a director of Skyworks Solutions, Inc., a semiconductor and wireless handset chip supplier, where he is the chair of the audit committee.

Steven M. Shindler
Director

Non-Independent

Age 55
Director Since 1997
Committees
●None

Mr. Shindler served as Chief Executive Officer of the Company from December 2012 until August 2017 and has served as a director since 1997 (including as Chair of the Board from 2002 to 2013). Prior to his most recent appointment as Chief Executive Officer, Mr. Shindler served as Executive Chair of the Company from February 2008 to July 2012 and as Chief Executive Officer from 2000 until February 2008. Mr. Shindler also served as Executive Vice President and Chief Financial Officer of Nextel Communications from 1996 until 2000. From 1987 to 1996, Mr. Shindler was an officer with Toronto Dominion Bank, where he was a managing director in its communications finance group.

BOARD OF DIRECTORS

BOARD AND COMMITTEE MEMBERSHIP AND ATTENDANCE

MEETING ATTENDANCE

The Board held eight regularly scheduled and ten additional meetings in 2017, with each member of the Board attending over 75% of the meetings of the Board and each current member of the Board’s standing committees attended 100% of the meetings of the committees on which they served. In addition to attending formal meetings, directors also fulfilled their responsibilities in 2017 by meeting informally on a regular basis, through informal and regular meetings with management and legal and financial advisors. The Company encourages members of the Board to attend the Annual Meeting, and all of our directors attended the 2017 Annual Meeting of Stockholders.

COMMITTEE MEMBERSHIP

The standing committees of the Board are the Audit, Compensation, and Corporate Governance and Nominating Committees. Current membership of the Board and each standing committee and the number of formal meetings of the Board and each standing committee since January 1, 2017 was as follows:

Name		Board	Audit	Compensation	Corporate Governance and Nominating(1)
Steven Shindler		•
Kevin Beebe	I, A	C	•
James Continenza	I	•		•	C
Howard Hoffmann	I, A	•	•	•
Ricardo Knoepfelmacher		•
Christopher Rogers	I	•		C	•
Robert Schriesheim	I, A	•	C		•
TOTAL NUMBER OF MEETINGS IN 2017		18	6(2)	4	3
I: Independent	A: Audit Committee Financial Expert	C: Chair
(1)

On May 16, 2017, in response to stockholder voting, Mr. Knoepfelmacher stepped down from the Corporate Governance and Nominating Committee, and the Board appointed Mr. Schriesheim to serve as a member of the Corporate Governance and Nominating Committee. During 2017, the Corporate Governance and Nominating Committee held one meeting during Mr. Knoepfelmacher’s tenure, and he was unable to attend that meeting.

(2)	During 2017, the Audit Committee also held meetings with KPMG LLP, our independent registered public accounting firm, without employees present, and meetings with our vice president of internal audit.

EXECUTIVE SESSIONS OF THE BOARD

As required by our Corporate Governance Guidelines, it is the practice of our Board to have executive sessions where independent directors meet to discuss matters of interest and concern. Executive sessions are held in conjunction with regularly scheduled meetings of the Board and at such other times as the Chair or independent members of the Board determine necessary. During executive sessions, the independent directors occasionally meet with and question our employees outside the presence of employee directors and other members of management and with their outside legal counsel.

DIRECTOR COMPENSATION

FEES PAYABLE TO NON-EMPLOYEE DIRECTORS

Each of our non-employee directors other than Mr. Shindler receives an annual retainer for serving on the Board. In addition, our non-employee directors other than Mr. Shindler receive additional fees for their service on committees. Our director compensation for 2017 consisted of the following components:

Board:
Annual Retainer	$70,000
Annual Non-Executive Chair	$45,000

Committees:
Committee Chairs	$5,000
Audit Committee	$25,000
Compensation Committee	$20,000
Corporate Governance and Nominating Committee	$15,000

We pay all retainers in arrears in quarterly installments. We also reimburse directors for travel expenses incurred in connection with attending Board, committee and stockholder meetings and for other related expenses. We do not provide any additional compensation to employees who serve as a director or a committee member during periods in which they are also employees.

On August 1, 2017, Mr. Shindler stepped down as Chief Executive Officer of the Company. During his tenure as Chief Executive Officer and member of the Board, Mr. Shindler did not receive any additional compensation for his service as a director. Mr. Shindler continues to serve as a member of the Board and serves as the direct line of reporting for the executive team on behalf of the Board. Mr. Shindler receives $200,000 per year paid bi-weekly and health benefits in connection with this role. In addition, a grant of restricted stock previously provided to Mr. Shindler on June 26, 2015 and that vested/vests 33 1/3% on each of June 26, 2016, June 26, 2017 and June 26, 2018 will remain outstanding and continue to vest for so long as Mr. Shindler remains a director.

DIRECTOR COMPENSATION TABLE

In the table and discussion below, we summarize the compensation paid to our non-employee directors.

DIRECTOR COMPENSATION FISCAL YEAR 2017

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Kevin Beebe	140,000	—	140,000
James Continenza	110,000	—	110,000
Howard Hoffmann	113,611	—	113,611
Ricardo Knoepfelmacher	75,646	—	75,646
Christopher Rogers	110,000	—	110,000
Robert Schriesheim	105,604	—	105,604
Steven Shindler(2)	95,605	—	95,605
(1)	In light of the Company’s current stock price and available equity share pool, no equity grants were made in 2017.
(2)

Reflects payments made for service as a non-employee director from August 1, 2017 through December 31, 2017 and includes $86,440 in base pay and $9,165 in the Company’s portion of health benefits. The compensation information for Mr. Shindler’s service as chief executive officer during the first half of 2017 is included in the Summary Compensation Table.

SECURITIES OWNERSHIP

SECURITIES OWNERSHIP OF DIRECTORS AND MANAGEMENT

In the table and the related footnotes below, we list the amount and percentage of shares of our common stock that are deemed under the rules of the SEC to be beneficially owned on March 15, 2018 by:

●	each person who served as one of our directors as of that date;
●	each of the named executive officers; and
●	all directors and executive officers as a group.

	Shares Covered by
Name of Beneficial Owner	Shares Owned(1)	Unvested Restricted Stock(2)	Percent of Class(3)
Kevin Beebe	11,607	—	*
Howard Hoffmann	11,607	—	*
James Continenza	11,607	—	*
Ricardo Knoepfelmacher	11,607	—	*
Christopher Rogers	11,607	—	*
Robert Schriesheim	11,607	—	*
Steven Shindler	56,000	49,166	*
Roberto Rittes	—	—
Daniel Freiman	11,848	9,672	*
Shana Smith	11,741	9,672	*
Francisco Valim(4)	80,267	—	*
All directors and executive officers as a group (11 persons)	229,498	68,510	*
*	Indicates ownership of less than 1%
(1)

This column does not include shares of unvested restricted common stock that have voting rights prior to vesting, which are reflected in the second column in the table. The are no vested options to purchase common stock held by our directors and named executive officers and no options are scheduled to vest within 60 days of March 15, 2018.

(2)	Indicates shares of unvested restricted common stock that have voting rights prior to time-based vesting.
(3)	Based on the total number of shares reflected in columns one and two and 100,479,369 shares of common stock issued and outstanding on March 15, 2018.
(4)

On April 24, 2017, Mr. Valim was terminated without cause from his role as President of Nextel Brazil. The information reported is based on information available to the Company and may not reflect current beneficial ownership.

SECURITIES OWNERSHIP

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our equity securities. Based solely upon a review of Forms 3 and 4 furnished to us under Rule 16a-3(e) during 2017, and Forms 5 furnished to us during 2017, and written representations of our directors and executive officers that no additional Form 5 filings were required, we believe that all directors, executive officers and beneficial owners of more than 10% of our common stock have filed with the SEC on a timely basis all reports required to be filed under Section 16(a) of the Exchange Act, other than Messrs. Shindler and Freiman and Ms. Smith, each whom did not timely file Form 4 reports relating to stock withheld to pay the tax liability due in connection with the vesting of such individual’s restricted stock on June 26, 2016 and June 26, 2017. The required information for each of these individuals was filed on July 7, 2017.

PRINCIPAL STOCKHOLDERS

The table below lists each person or group, as that term is used in Section 13(d)(3) of the Exchange Act, known by us to be the beneficial owner of more than 5% of our outstanding common stock as of March 15, 2018.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Principal Stockholders
683 Capital Management, LLC(2) 3 Columbus Circle, Suite 2205 New York, NY 10019	14,045,499	14.0%
Joseph D. Samberg(3) 8 Parsonage Point Rye, NY 10580	12,265,147	12.2%
Joshua Press(4) c/o Exile Capital Management LP 600 Madison Avenue, 24th Floor New York, NY 10022	9,893,583	9.9%
Capital World Investors(5) 333 South Hope Street Los Angeles, CA 90071	9,497,066	9.5%
New Generation Advisors, LLC(6) 13 Elm Street, Suite 2 Manchester, MA 01944	5,794,851	5.8%
(1)	Based on 100,479,369 shares of common stock issued and outstanding on March 15, 2018.
(2)	According to a Form 4 filed with the SEC on March 13, 2018, 683 Capital Management, LLC has shared voting and shared dispositive power with respect to 14,045,499 shares of our common stock. 683 Capital Partners, LP and Ari Zweiman may also be deemed to beneficially own these shares of our common stock.
(3)	According to a Form 4 filed with the SEC on February 27, 2018, Joseph D. Samberg has sole voting and sole dispositive power with respect to 12,265,147 shares of our common stock, of which 10,000,000 shares are owned by The Joseph D. Samberg Revocable Trust, for which Mr. Samberg serves as trustee, and 2,265,147 shares are directly held by an entity controlled by Mr. Samberg.
(4)	According to a Schedule 13G filed with the SEC on January 22, 2018, Joshua Press has sole voting and sole dispositive power with respect to 3,129,198 shares of our common stock and shared voting and shared dispositive power with respect to 6,764,385 shares of our common stock. Leon Wagner has shared voting and shared dispositive power with respect to 6,764,385 of these shares of our common stock. Exile Advantage Fund LP, Exile Partners LLC and Exile Capital Management LP have shared voting and shared dispositive power with respect to 5,500,000 shares of our common stock.
(5)	According to a Schedule 13G/A filed with the SEC on February 14, 2018, Capital World Investors has sole voting and sole dispositive power with respect to 9,497,066 shares of our common stock.
(6)	According to a Schedule 13G filed with the SEC on February 13, 2018, New Generation Advisors, LLC, George Putnam III, Michael S. Weiner, Darren Beals and F. Baily Dent have shared voting and shared dispositive power with respect to 5,794,851 shares of our common stock.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors is responsible for the development, oversight and implementation of our compensation program for executive officers and is committed to a philosophy that links a significant portion of each executive’s compensation to performance.

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this report and discussed it with our management. Based on this review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in our proxy statement for the 2018 Annual Meeting of Stockholders.

Compensation Committee

Christopher T. Rogers, Chair
James V. Continenza
Howard S. Hoffmann

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis provides the principles, objectives, structure, analysis and determinations of the Compensation Committee with respect to the 2017 compensation of the following named executive officers:

●	Roberto Rittes, Chief Executive Officer of Nextel Brazil and Principal Executive Officer of the Company(1)
●	Daniel Freiman, Vice President and Chief Financial Officer of the Company
●	Shana Smith, Vice President, General Counsel and Corporate Secretary of the Company

Our named executive officers for 2017 also include two former executives who were not employed by the Company or the Company’s subsidiaries as of December 31, 2017:

●	Steven Shindler, Former Chief Executive Officer of the Company(2)
●	Francisco Tosta Valim Filho, Former President and Legal Representative of Nextel Brazil(3)

(1)

Mr. Rittes is employed by Nextel Telecomunicações Ltda. (“Nextel Brazil”), our wholly owned subsidiary. In 2017, Mr. Rittes’ salary and annual bonus were paid in Brazilian Reais. The compensation amounts provided in this Compensation Discussion and Analysis and disclosed in the Summary Compensation Table are based on the average exchange rate for the year ended December 31, 2017, which was 3.1892 Brazilian Reais to 1.00 U.S. Dollar.

(2)	Mr. Shindler’s employment with the Company was terminated without cause on August 1, 2017. For more information related to Mr. Shindler’s separation from the Company, please see “2017 Management Changes – Former Chief Executive Officer.”
(3)	Mr. Valim was formerly employed by Nextel Brazil. Mr. Valim’s employment with Nextel Brazil was terminated without cause on April 24, 2017. For more information related to Mr. Valim’s separation from Nextel Brazil, please see “2017 Management Changes – Former President and Legal Representative, Nextel Brazil.” In 2017, Mr. Valim’s salary, annual bonus and severance were paid in Brazilian Reais. The compensation amounts provided in this Compensation Discussion and Analysis and disclosed in the Summary Compensation Table are based on the average exchange rate for the year ended December 31, 2017, which was 3.1892 Brazilian Reais to 1.00 U.S. Dollar.

EXECUTIVE COMPENSATION

EXECUTIVE OFFICER BIOGRAPHIES

EXECUTIVE OFFICERS

There is no family relationship between any of our executive officers or between any of these officers and any of our directors.

Roberto Rittes
Chief Executive Officer, Nextel Telecomunicações Ltda. Principal Executive Officer, NII Holdings, Inc.

Age 44

Mr. Rittes has served as Chief Executive Officer of Nextel Telecomunicações Ltda. (“Nextel Brazil”) since April 2017 and the Principal Executive Officer of NII Holdings since August 2017. Most recently, Mr. Rittes was a principal at H.I.G. Capital, a leading global private equity investment firm, from 2016 to 2017 where he focused on stabilizing operations and turnarounds of portfolio companies. Prior to that, Mr. Rittes served as Chief Financial Officer and Chief Operating Officer of Boa Vista SCPC, a Brazilian credit bureau, from 2013 to 2016. From 2011 to 2012, Mr. Rittes served as Chief Financial Officer of Estre Ambiental, an environmental services group in Latin America. From 2004 to 2011, Mr. Rittes served as a key officer for Brazilian telecom companies Brasil Telecom and Oi Paggo.

Daniel E. Freiman
Vice President and Chief Financial Officer, NII Holdings, Inc.

Age 46

Mr. Freiman has served as Vice President and Chief Financial Officer of NII Holdings since September 2015. From 2009 to September 2015, Mr. Freiman served as Treasurer, Vice President of Corporate Development and Investor Relations of NII Holdings. From 2005 to 2008, Mr. Freiman served as Vice President and Controller of NII Holdings. Prior to joining NII Holdings, Mr. Freiman was with PricewaterhouseCoopers.

Shana C. Smith
Vice President, General Counsel and Corporate Secretary, NII Holdings, Inc.

Age 45

Ms. Smith has served as Vice President, General Counsel and Corporate Secretary of NII Holdings since September 2015. Ms. Smith previously served as Vice President, Deputy General Counsel and Corporate Secretary of NII Holdings from 2011 to September 2015, and as Corporate Counsel and Assistant Secretary from 2009 to 2011. Prior to joining NII Holdings, Ms. Smith served as Corporate Counsel of Sprint Nextel Corporation and was previously a corporate associate with the law firm of Fried, Frank, Harris, Shriver and Jacobson.

Steven M. Shindler
Director and Former Chief Executive Officer, NII Holdings, Inc.

Age 55

Mr. Shindler currently serves as a director of the Company. He has served as a director since 1997 (including as Chair of the Board from 2002 to 2013). Mr. Shindler served as Chief Executive Officer of NII Holdings from December 2012 until August 2017. Prior to his appointment as Chief Executive Officer, Mr. Shindler served as Executive Chair of NII Holdings from February 2008 to July 2012, and as Chief Executive Officer from 2000 until February 2008. Mr. Shindler also served as Executive Vice President and Chief Financial Officer of Nextel Communications from 1996 until 2000. From 1987 to 1996, Mr. Shindler was an officer with Toronto Dominion Bank, where he was a managing director in its communications finance group.

EXECUTIVE COMPENSATION

Francisco Tosta Valim Filho
Former President and Legal Representative, Nextel Brazil

Age 54

Mr. Valim served as President and Legal Representative of Nextel Brazil from August 2015 until April 2017. Prior to joining Nextel Brazil in August 2015, Mr. Valim served as Chief Executive Officer of Via Varejo S.A., an electronics and furniture retailer in Latin America from August 2013 until April 2014. Prior to that, Mr. Valim served as Chief Executive Officer of Oi S.A., a telecommunications operator in Brazil, from August 2011 until January 2013. From January 2008 to July 2011, Mr. Valim was the Chief Executive Officer of Experian UK, EMEA and LATAM, a division of Experian plc, a credit reference company.

COMPENSATION OBJECTIVES AND PHILOSOPHY

Our executive compensation program is designed to provide competitive compensation that is substantially linked to our performance and aligned with long-term stockholder interests. The Compensation Committee’s primary objective in designing our compensation program is to recruit and retain the high caliber executive officers and employees necessary to deliver strong and consistent performance to our stockholders, customers and communities in which we operate. Within this framework, the Compensation Committee has developed a compensation program that incorporates salary and benefits that allow us to retain and motivate our executive officers, short-term incentives that challenge our executive officers to achieve our financial and operational goals, and long-term incentives that retain and motivate key employees and link our executives’ risks and rewards with those of our stakeholders.

2018 EXECUTIVE OFFICER COMPENSATION

During our Chapter 11 bankruptcy proceedings, changes to the compensation of key executives, including our named executive officers, were not permitted without the approval of the bankruptcy court and no changes were made to the compensation of our named executive officers during our bankruptcy proceedings other than the implementation of a key employee incentive plan that provided for a potential incentive bonus payment should the Company and its subsidiaries successfully emerge from bankruptcy within specified time frames and/or if a sale transaction meeting specified enterprise values was completed. In June and August 2015, following our emergence from bankruptcy and in connection with the restructuring of our executive team, the Compensation Committee approved our executive compensation program for executive officers expected to remain with the Company, which included base salary, short-term incentives and long-term emergence grants.

In February 2016, the Compensation Committee decided that no changes would be made to executive officer compensation for 2016 given the tenure of most of the executive officers. Likewise, in light of the Company’s results, stock price and available equity share pool, the Compensation Committee determined that no equity grants would be made to current employees in 2016.

In March 2017, in connection with the Company’s cost reduction measures and in light of the tenure of executive officers and bonus payout results for 2016, the Compensation Committee decided no changes would be made to executive officer compensation for 2017 other than a 3.5% cost of living increase in base salary for Mr. Freiman and Ms. Smith. Due to the Company’s stock price and available share pool, the Compensation Committee determined that no equity grants would be made to current employees in 2017. Members of management reached out to stockholders following the results of the non-binding advisory stockholder vote on the compensation program for our named executive officers held at our 2017 Annual Meeting of Stockholders, and the Board determined it prudent to reduce our executive team to align management with the needs of the business. On August 1, 2017, Mr. Shindler was terminated without cause from his role as chief executive officer of the Company, and Mr. Rittes was asked to assume the role of principal executive officer of the Company in addition to his role as chief executive officer of Nextel Brazil for no additional compensation.

EXECUTIVE COMPENSATION

In March 2018, the Compensation Committee determined that given the current state of the business and the Company’s focus on liquidity, no changes would be made to executive officer compensation for 2018 other than a 20% reduction in Mr. Rittes’ target bonus for 2018, which was made at his request in connection with the Board’s approval of the 2018 budget. In addition, in light of the Company’s current stock price and available equity share pool, the Compensation Committee determined that no equity grants would be made in 2018 to executive officers.

In 2017, the elements of our executive compensation program included:

●	Base Salary. Base salary provides a fixed source of income and allows the Company to attract and retain experienced executives.
●	Short-Term Incentives. Short-term incentives provide variable cash compensation that allows the Company to motivate executives to achieve the Company’s operating and financial objectives.
●	Long-Term Incentives. Long-term incentives provide variable equity awards in the form of stock options and restricted stock that build executive stock ownership, encourage retention, drive strategic and operating performance and align our executives’ interests with those of our stockholders.

2017 BASE SALARY

Base salary is the only fixed element of our named executive officers’ direct compensation. For Messrs. Freiman, Shindler and Valim and Ms. Smith, base salary was determined in 2015 and was based primarily on historic base salary levels and internal pay equity and base salaries paid to executives in comparable positions at a peer group of companies. In February 2016, the Compensation Committee decided not to increase the base salaries of the named executive officers for 2016. In March 2017, the Compensation Committee provided a 3.5% cost of living increase in base salary for Mr. Freiman and Ms. Smith. Mr. Rittes joined Nextel Brazil in April 2017 and his base salary was based on the historic base salary level for the chief executive officer of Nextel Brazil. Our named executive officers’ annual base salaries for 2017 and the percentage change in base salaries from 2016 are as follows:

Name	2017 Base Salary ($)	Percent Change from 2016
Roberto Rittes(1)	752,540	N/A
Daniel Freiman	465,750	3.5%
Shana Smith	465,750	3.5%
Steven Shindler	974,376	0%
Francisco Valim(1)	752,540	0%
(1)

As employees of Nextel Brazil, base salary, bonus and benefits are paid in Brazilian Reais. As a result, the amount of compensation approved for Messrs. Rittes and Valim as reflected in U.S. Dollars in the 2017 Base Salary column varies based on the applicable exchange rate of the Brazilian Real relative to the U.S. Dollar, and compensation as reported in U.S. Dollars can vary significantly with no actual change to the compensation paid in Brazilian currency if the exchange rates are volatile. The amount of compensation for Messrs. Rittes and Valim reflected in the table above is based on the average exchange rate of 3.1892 Brazilian Reais to 1.00 U.S. Dollar for the year ended December 31, 2017.

2017 SHORT-TERM INCENTIVES

Our 2017 Bonus Plan rewards executive officers for performance relative to key financial and operating measures that are designed to stabilize and enhance the value of the Company. The target bonus percentage of base salary for Messrs. Shindler, Freiman and Valim and Ms. Smith was decided in 2015 based on historic target levels and internal equity, and the comparison of annual incentive compensation targets for executives in comparable positions at a peer group of companies. In February 2016, the Compensation Committee decided not to change target bonus percentages for any employees. In March 2017, the Compensation Committee decided not change target bonus percentages for executive officers and headquarters-based employees. Mr. Rittes joined Nextel Brazil in April 2017 and his target bonus percentage of base salary was based on the historic target for the chief executive officer of Nextel Brazil.

For 2017, the bonus payout percentage for headquarters-based executive officers was determined after the conclusion of each fiscal quarter by evaluating the Company’s performance relative to pre-determined performance goals and performance “intervals” for that quarter. Performance intervals are the upper and lower boundaries of performance in which actual bonus payouts are awarded. The bonus payout percentage is designed to provide payments in a range from 200% of the

EXECUTIVE COMPENSATION

target bonus, if performance greatly exceeds the Company’s targets, to 0% of the target bonus, if performance fails to reach minimum threshold levels. The use of these intervals is intended to provide a greater performance incentive to participating employees by providing a more significant increase in the bonus award in instances where there is over performance in relation to our performance targets and a more significant decrease in the bonus award where there is under performance in relation to those targets.

For Messrs. Rittes and Valim, the achievement of the 2017 bonus payout was determined after the conclusion of each fiscal quarter by evaluating Nextel Brazil’s performance relative to pre-determined performance goals and payout was either target or zero.

2017 Target Bonus

The 2017 annual target bonus percentage of base salary, the percentage change in target bonus from 2016, and the potential cash payout under the 2017 Bonus Plan at 100% of target for each of the named executive officers were as follows:

	2017 Target Bonus Percentage of Base Salary	Percent Change from 2016	2017 Target Bonus at 100% Payout ($)
Roberto Rittes(1)	200%	N/A	1,505,080
Daniel Freiman	100%	0%	465,750
Shana Smith	100%	0%	465,750
Steven Shindler	130%	0%	1,266,689
Francisco Valim(1)	200%	0%	1,505,080
(1)

As employees of Nextel Brazil, base salary, bonus and benefits are paid in Brazilian Reais. As a result, the amount of compensation approved for Messrs. Rittes and Valim as reflected in U.S. Dollars in the Target Bonus at 100% Payout column varies based on the applicable exchange rate of the Brazilian Real relative to the U.S. Dollar, and compensation as reported in U.S. Dollars can vary significantly with no actual change to the compensation paid in Brazilian currency if the exchange rates are volatile. The amount of compensation for Messrs. Rittes and Valim reflected in the table above is based on the average exchange rate of 3.1892 Brazilian Reais to 1.00 U.S. Dollar for the year ended December 31, 2017.

2017 Performance Goals and Targets

The Compensation Committee reviews and determines the appropriate performance measures and weightings for our bonus plan on an annual basis. The Compensation Committee determined that quarterly payouts of earned bonus awards provided the strongest performance incentives to the Company’s named executive officers and to other headquarters-based employees participating in the 2017 Bonus Plan. Each of the following performance measures and weights were selected to focus the Company’s employees on cash utilization and value preservation and to provide balanced incentives as any actions to improve one performance measure would be expected to have a corresponding negative impact on the other performance measure.

The 2017 Bonus Plan for Messrs. Shindler and Freiman and Ms. Smith was based 75% on Nextel Brazil’s performance and 25% on cash flow at the Company’s headquarters. The 2017 Bonus Plan for Messrs. Rittes and Valim was based 100% on Nextel Brazil’s performance. For all named executive officers, Nextel Brazil’s performance was measured through revenue; adjusted operating income before depreciation and amortization, or adjusted OIBDA, which eliminates the impact of impairments and restructuring charges from OIBDA; and cash flow. Nextel Brazil’s cash flow had to meet a minimum threshold of 90% of target in order for any payment to be awarded under the 2017 Bonus Plan. Nextel Brazil’s cash flow acted as a multiplier to potential bonus payouts with every 10 basis points of achievement over 90% multiplied by the weighted results of achievement on Nextel Brazil revenue and adjusted OIBDA. A minimum threshold of 85% was also required to be met on revenue and adjusted OIBDA for any bonus to be awarded on each of those specific metrics. For Messrs. Shindler and Freiman and Ms. Smith, 25% of the target bonus was based on headquarter cash flow, with a required minimum achievement of 80% of target for any bonus to be awarded on that metric. The payout potential for Messrs. Shindler and Freiman and Ms. Smith ranged from zero to two times target. For Messrs. Rittes and Valim, payout was binary and if achieved, 100% payout was awarded each quarter.

The Compensation Committee approved the 2017 quarterly performance targets and intervals based on the Company’s 2017 budget. The 2017 quarterly performance targets and intervals were selected to keep employees focused on key 2017 budget goals. The performance targets and corresponding intervals are designed to drive Company performance against challenging performance standards, but are not goals that would cause our executives to take inappropriate business risks.

EXECUTIVE COMPENSATION

The quarterly targets, results and weights under the 2017 Bonus Plan for the named executive officers were as follows:

			Targets(1)
Performance Measures (millions)	Minimum	Weight	Q1 2017	Q2 2017	Q3 2017	Q4 2017
Brazil Revenue Target R$	85%	BR 30%	763	1,502	2,250	3,002
Results		HQ 22.5%	765	1,472	2,106	2,704
Cumulative achievement			100%	98%	94%	90%
Brazil Adjusted OIBDA Target R$	85%	BR 70%	(52)	(107)	(152)	(183)
Results		HQ 52.5%	43	54	(36)	(75)
Cumulative achievement			282%	251%	176%	159%
Brazil Cash Flow Target(2)	0x @<90%
Multiplier R$			(272)	(392)	(520)	(582)
Results	2x @>110%		(105)	(68)	(54)	(123)
Cumulative achievement			161%	183%	190%	179%
HQ Cash Flow Target(2)(3) US$	80%	BR 0%	(7)	(17)	(28)	(34)
Results		HQ 25%	(7)	(15)	(26)	(31)
Cumulative achievement			100%	110%	105%	108%
(1)

As adjusted and approved by the Compensation Committee. The 2017 Bonus Plan targets for Nextel Brazil were based on a 12-month business plan and the 2017 Bonus Plan targets for the Company were based on a six-month wind down business plan that was extended to cover the full fiscal year in June 2017.

(2)

Cash flow defined as cash earnings before interest, taxes, depreciation and amortization minus cash taxes and cash investments and does not include restructuring fees, performance bonds, debt and interest repayments or intercompany transfers between segments.

(3)	Headquarters cash flow performance measure included in the 2017 Bonus Plan for Messrs. Shindler and Freiman and Ms. Smith.

2017 Calculation of Bonus Payout

To determine bonus amounts earned by our executive officers during the 2017 Bonus Plan, the Compensation Committee met following each fiscal quarter-end to review our financial and operating performance as compared to the applicable performance measures for that quarter and to discuss performance factors and other criteria related to the bonus awards. At each quarterly meeting, the applicable targets set for each performance measure were compared to the results for the quarter in order to determine the appropriate bonus payout percentage, which for Messrs. Shindler and Freiman and Ms. Smith could range from 0% to 200% and for Messrs. Rittes and Valim would be either no payout or a payout of 100% of target depending on the Company’s performance relative to the performance targets.

In some instances, the Compensation Committee, upon the recommendation of management, makes adjustments to the bonus payments or, if appropriate, the methodology used to calculate the bonus target or our performance relative to the target to take into account, among other things, changes in the Company’s goals and plans and changes in business conditions in the relevant bonus period if it concludes that such adjustments are appropriate and consistent with our overall goals and strategy. The Compensation Committee made no adjustments to the 2017 bonus targets and payouts for the named executive officers.

EXECUTIVE COMPENSATION

2017 Financial Achievement and Bonus Payouts

Based on the foregoing, the quarterly achievement and bonuses awarded to the named executive officers with respect to our performance in 2017 were as follows:

Name	Q1 Achievement	Q2 Achievement	Q3 Achievement	Q4 Achievement	2017 Bonus Plan Payout Percentage of Target(1)	2017 Actual Bonus Payout
Roberto Rittes(2)	N/A	386%	370%	277%	100%	$1,032,652
Daniel Freiman	374%	327%	309%	242%	200%	$923,625
Shana Smith	374%	327%	309%	242%	200%	$923,625
Steven Shindler	374%	327%	309%	N/A %	N/A%	$1,475,692
Francisco Valim(2)	431%	N/A%	N/A %	N/A %	N/A%	$376,270
(1)	The 2017 Bonus Plan payout was capped at two times target for Messrs. Shindler and Freiman and Ms. Smith and at target for Messrs. Rittes and Valim.
(2)

As employees of Nextel Brazil, base salary, bonus and benefits are paid in Brazilian Reais. As a result, the amount of compensation approved for Messrs. Rittes and Valim as reflected in U.S. Dollars in the Actual Bonus Payout column varies based on the applicable exchange rate of the Brazilian Real relative to the U.S. Dollar, and compensation as reported in U.S. Dollars can vary significantly with no actual change to the compensation paid in Brazilian currency if the exchange rates are volatile. The amounts for Messrs. Rittes and Valim reflected in the table above are based on the average exchange rate of 3.1892 Brazilian Reais to 1.00 U.S. Dollar for the year ended December 31, 2017.

2017 LONG-TERM INCENTIVES

2017 Equity Incentives

In light of the Company’s stock price and available share pool, the Compensation Committee determined that no equity grants would be made to current executive officers in 2017 or 2018. In connection with the hiring of Mr. Rittes, the Compensation Committee provided Mr. Rittes with an equity award of 1,500,000 options to purchase common stock on May 16, 2017 with an exercise price of $0.5547 per share that vests ratably over three years from the date of grant. The form and size of the award was based on internal pay equity and award values and was impacted by the size of the Company’s available share pool.

In 2017, Messrs. Shindler and Freiman and Ms. Smith returned to the Company all outstanding options previously granted to them, which had an exercise price of $20.68, for no compensation in order to replenish the Company’s equity compensation share pool.

Retention Bonus

As previously disclosed by the Company, in 2015 the Board approved an organizational restructuring of the Company to further streamline expenses by shifting the costs and associated responsibilities from the Company’s headquarters in Reston, Virginia to Nextel Brazil, its operating subsidiary in Brazil. In connection with this restructuring, the Board approved a form of Separation and Release Agreement (the “Release Agreement”) for certain executive officers of the Company. The Release Agreements, which are expected to be executed by these officers in the event of their termination of employment with the Company, were provided to the officers on November 13, 2015 with a target termination date of July 1, 2016. In July 2017, the Release Agreements with Mr. Freiman and Ms. Smith were updated to provide for a target termination date of April 1, 2018, but when termination will occur has not been determined. Mr. Freiman and Ms. Smith were also provided a payment equal to six months of base salary, paid in August 2017, in connection with their agreement to remain with the Company. Should Mr. Freiman and Ms. Smith become eligible for benefits under the Company’s Change of Control Severance Plan, this payment will be deemed an advance of the amount due to these executives and will reduce the benefits due under the Company’s Change of Control Severance Plan.

EXECUTIVE COMPENSATION

In March 2018, Mr. Freiman and Ms. Smith’s Release Agreements were amended to provide for a target termination date of April 1, 2019, although when termination will occur has not been determined. In connection with this change in termination date, Mr. Freiman and Ms. Smith were provided with a retention payment equal to one year of base salary.

BANKRUPTCY SALE TRANSACTION BONUS

In connection with our bankruptcy proceedings, the court approved a key employee incentive plan that provided for a potential incentive bonus payout to insiders, as defined by the federal bankruptcy code, should the Company complete a sale transaction meeting specified enterprise values in connection with its emergence from bankruptcy. The sale transaction bonus was earned at the time of the bankruptcy court’s approval of a sale transaction and the amount of the bonus was calculated as 75 basis points of incremental sale value over the threshold of 120% of the plan value of those assets with the sale value representing gross consideration, including the assumption of debt after deductions for:

●	all costs and expenses related to the sale;
●	any corporate cash used by the entity or business being sold; and
●	all holdbacks and reductions in proceeds for indemnities, which are added back on the release of proceeds.

All employees eligible to earn the sale bonus as of the date of court approval of the asset sale are entitled to any portion of the bonus subject to holdbacks upon the subsequent release of the holdbacks regardless of whether they are still in the employment of the Company or its successors as long as the employee was not terminated for cause. The bonus will not be paid until it otherwise comes due.

On April 30, 2015, we completed the sale of our operations in Mexico, which we refer to as Nextel Mexico, to New Cingular Wireless, an indirect subsidiary of AT&T. The transaction was structured as a sale of all of the outstanding stock of Nextel Mexico for a purchase price of approximately $1.875 billion, including $187.5 million deposited in escrow to satisfy potential indemnification claims. On June 19, 2015, the bankruptcy court entered an order approving and confirming our plan of reorganization, and on June 26, 2015, the conditions of the bankruptcy court’s order and the plan of reorganization were satisfied, the plan of reorganization became effective and we emerged from bankruptcy. As of December 31, 2017, we have received $73.5 million out of the escrow, with $53.5 million returned in 2017, which resulted in payment of a portion of the earned bankruptcy sale bonus. The named executive officers earned the following bonuses in connection with the sale of Nextel Mexico, and in 2017 and 2016 received the following payouts in connection with the partial release of escrowed funds:

Executive	Allocation of Total Payout(1)	Asset Sale Bonus (Earned in 2015)(2)	Asset Sale Bonus Paid in 2017	Asset Sale Bonus Paid in 2016
Steven Shindler	32.34%	$357,990	$60,820	$22,838
Daniel Freiman	5.13%	$56,764	$9,638	$3,621
Shana Smith	5.13%	$56,764	$9,638	$3,621
(1)

The bonus pool was allocated among the eligible employees based on each employee’s proportion of target quarterly cash bonus incentive payments at the time the key employee incentive plan was approved by the bankruptcy court.

(2)	These amounts are subject to reduction and will not be paid until the money deposited into an escrow account to satisfy potential indemnification claims is released.

EXECUTIVE COMPENSATION

2017 MANAGEMENT CHANGES

Chief Executive Officer, Nextel Brazil Principal Executive Officer, NII Holdings

On April 24, 2017, Roberto Rittes was appointed chief executive officer of Nextel Brazil. As is customary in Brazil, Mr. Rittes entered into an employment agreement with Nextel Brazil. In accordance with his employment agreement, Mr. Rittes was granted a base salary of R$2,400,000 ($752,540) and an annual target bonus of R$4,800,000 ($1,505,080) paid quarterly and based on achievement of specific quarterly performance measures and targets set by the Compensation Committee. In May 2017, Mr. Rittes was also granted an equity award of 1,500,000 options to purchase common stock with an exercise price of $0.5547 that vests ratably over three years from the date of grant. The employment agreement also provides that should Mr. Rittes be terminated without cause, he will receive a severance payment of one times his annual base salary until the legally mandated severance is greater than this amount. Pursuant to his employment agreement, Mr. Rittes is also eligible for medical, dental, customary executive insurance and meal vouchers.

In August 2017, coincident with Mr. Shindler’s departure as chief executive officer of the Company, Mr. Rittes assumed the role of principal executive officer of the Company in addition to his role as chief executive officer of Nextel Brazil. There was no change in compensation in connection with this change in responsibilities.

In December 2017, in connection with the Board’s approval of the 2018 budget, at his request, Mr. Rittes’ annual target bonus for 2018, was reduced by 20% to R$3,840,000 ($1,204,064) to be paid annually.

The U.S. Dollar values reflected above are based on the average exchange rate of 3.1892 Brazilian Reais to 1.00 U.S. Dollar for the year ended December 31, 2017.

Former Chief Executive Officer

On July 25, 2017, partly in response to stockholder feedback on the Company’s executive compensation program expressed through an advisory say-on-pay vote at the Company’s 2017 Annual Meeting of Stockholders, and with the transition of Mr. Rittes into his new role complete, the Board approved a termination date of August 1, 2017 for Steven Shindler, chief executive officer of the Company pursuant to a separation and release agreement originally provided to Mr. Shindler on November 13, 2015. As provided in the separation and release agreement, in connection with his separation, Mr. Shindler was paid $1,948,752, which represents two years of base salary, and $209,004 for his third quarter bonus. In the event that we make a payment pursuant to the key employee incentive plan provided for in our bankruptcy proceedings, we will owe Mr. Shindler a payout pursuant to the terms and conditions of the plan when payments are made to other eligible employees.

On June 5, 2017, the Company and AINMT Holdings AB (“AINMT”), an international telecommunications company operating primarily in Norway under the “ice.net” brand, along with certain affiliates of the Company and AINMT, entered into an agreement (the “Investment Agreement”) to partner in the ownership of Nextel Brazil. Mr. Shindler agreed to continue to serve as a primary point of contact for AINMT and to help facilitate the closing of AINMT’s investment as contemplated in the Investment Agreement, and the separation and release agreement with Mr. Shindler was amended to provide for an additional payment of 200% of his annual target bonus and 18 months of COBRA benefits should the Company complete a transaction that meets the definition of change of control as defined in the Company’s Change of Control Severance Plan on or before July 31, 2018. These additional benefits align with the additional benefits Mr. Shindler would have been eligible for under the Company’s Change of Control Severance Plan.

Mr. Shindler continues to serve as a member of the Company’s Board and receives $200,000 per year and health benefits in connection with this role.

EXECUTIVE COMPENSATION

Former President and Legal Representative, Nextel Brazil

On April 24, 2017, the Company announced that Francisco Valim would no longer serve as the president of Nextel Brazil. In connection with Mr. Valim’s departure, Nextel Brazil entered into a settlement, release and other covenants agreement (the “Settlement and Release Agreement”) dated May 23, 2017 (the “Execution Date”) with Mr. Valim. Under the Settlement and Release Agreement, and subject to withholding taxes and applicable legal deductions, Mr. Valim received R$7,087,838 ($2,222,450), which includes R$604,232 ($189,462) of mandatory legal severance. He also received his quarterly bonus of R$1,200,000 ($376,270), earned for the first quarter of 2017, and six months of medical and dental benefits. Mr. Valim is also eligible to receive R$7,087,838 ($2,222,450) if a binding agreement for a transaction that would result in a direct or indirect change of control of Nextel Brazil, as defined in the Settlement and Release Agreement, is entered into within one year of the Execution Date, with this payment due within five days of the closing of such transaction.

The U.S. Dollar values reflected above are based on the average exchange rate of 3.1892 Brazilian Reais to 1.00 U.S. Dollar for the year ended December 31, 2017.

COMPENSATION FRAMEWORK

Roles and Responsibilities

The following tables summarize the roles and responsibilities of the Compensation Committee and management in connection with the development and implementation of our compensation program for our executive officers.

Compensation Committee (3 Independent Directors)

Quarterly reviews and approves corporate goals and objectives with respect to our executive officers’ compensation.

Annually reviews and approves the evaluation process and compensation structures with respect to our executive officers’ compensation.

Evaluates performance in light of the Committee’s established goals and objectives.

Approves the annual compensation for our executive officers, considering the recommendations made by management and the independent compensation consultant, when needed.

Evaluates the performance of the chief executive officer relative to the performance goals determined by the Board.

Management

Recommends the compensation structure for the Company’s executive officers.

Provides recommendations to the Compensation Committee on the level of annual compensation for the Company’s executive officers.

Provides input to the Compensation Committee on the strategy, design and funding of our incentive compensation plans.

Makes plan design recommendations for broad-based benefit programs in which our executive officers participate.

Compensation Committee Consultant and Independence

Historically, the Compensation Committee considers the advice of an independent compensation consultant, together with information and analysis from management and its own judgment and experience, when evaluating the Company’s executive compensation program. In 2017, the Compensation Committee did not utilize the services of an independent compensation consultant and did not use comparative industry data or a peer group given the determination that no changes other than a cost of living adjustment for two executive officers would be made to executive officer compensation for 2017 and no equity grants would be provided.

EXECUTIVE COMPENSATION

ADDITIONAL COMPENSATION AND COMPENSATION PLANS

Benefits

In the United States, the named executive officers participate in the same benefit plans as the general employee population of the Company. International plans vary, and incremental amounts paid to executives who work outside the United States pursuant to foreign government required programs, including mandatory vacation allowances and retirement benefits, are not taken into consideration in determining base salary and are not used in calculating the annual target bonus amounts or in determining those executives’ target total direct compensation. In general, benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with the Company. Benefits help keep employees focused on serving the Company and not distracted by matters related to paying for health care, saving for retirement or similar issues.

Retirement, Deferred Compensation and Pension Plans

We are implementing a restructuring of our U.S.-based corporate headquarters to further streamline our expenses by shifting the costs and associated responsibilities from our headquarters in Reston, Virginia to Nextel Brazil. In connection with these changes, the Company stopped accepting contributions to its 401(k) plan as of December 31, 2017 and terminated the 401(k) and distributed all assets in March 2018. We do not have any pension plans that entitle our named executive officers to additional benefits. In addition, we have not adopted a supplemental executive retirement plan or other “excess plan” that pays benefits to highly compensated executives whose salaries exceed the Internal Revenue Service’s maximum allowable salary for qualified plans, and we do not have any nonqualified deferred compensation plans.

In Brazil, executive officers receive deferred benefits under two programs. The first is a government-sponsored savings program required for all employees called Fundo de Garantia de Tempo de Servico (“FGTS”) pursuant to which Nextel Brazil is required to contribute an amount equal to 8% of an employee’s annual salary, bonus and severance, if applicable, into an account for the benefit of that employee. The funds contributed to FGTS become available to the employee or estate of the employee when an employee is terminated without cause, becomes disabled or dies. The second program is a private savings program for employees that is designed to complement Brazilian social security in which Nextel Brazil matches employee contributions up to 10% of an employee’s annual salary. The employer contribution vests based on length of service, and a minimum of two years of service is required before vesting begins. Once vested, the funds contributed by Nextel Brazil to the private savings plan are available to the employee or estate of the employee if the employee voluntarily leaves the company, is terminated with or without cause, becomes disabled or dies.

Severance Plans

We have two severance plans that provide for the payment of severance benefits to our U.S.-based employees, including our U.S.-based executive officers, if their employment is terminated in specified circumstances. One plan provides for the payment of severance benefits if the executive officer’s employment is terminated without cause for certain reasons, and the other plan provides for the payment of severance benefits if, in connection with or following a change of control, the executive officer’s employment is terminated without cause or if the executive officer terminates his or her employment with good reason. The two severance plans are mutually exclusive, meaning that an executive officer may be eligible to receive payments under one or the other of the plans depending on the circumstances surrounding the termination of the executive officer’s employment, but it is not possible for an executive officer to receive payments under both plans. While the Compensation Committee generally does not take into account the potential payments to executive officers under our severance plans, including termination and change of control arrangements, in performing its annual evaluation of the target total direct compensation that may be realized by our executive officers, the Compensation Committee believes that the terms of these arrangements are generally consistent with those offered by similarly situated companies. A description of the terms of our severance plans, the specific circumstances that trigger payment of benefits, an estimate of benefits payable upon the occurrence of those triggering events and other information relating to such plans can be found below under the caption “Executive Compensation - Potential Payments under Severance Plans.”

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION GOVERNANCE PRACTICES

We believe that our compensation programs should ensure that our executives remain accountable for business results and take responsibility for the assets of the business and its employees. Consistent with these objectives, our Board has incorporated the following governance features into our compensation governance programs.

COMPENSATION RISK MITIGATION

The Company’s executive compensation program includes features designed to discourage executives and other employees from taking unnecessary risks that could harm the financial health and viability of the Company, including balanced performance measures in the 2017 Bonus Plan. The Compensation Committee believes that the performance criteria used in our 2017 Bonus Plan strike an appropriate balance between preserving liquidity and spending for future growth and profitability and mitigate risk to the Company because actions taken to improve our performance with respect to one of the criteria would normally be expected to have a corresponding negative impact on other criteria. For example, if management were to implement promotional programs designed to aggressively pursue growth in revenue, those actions would be expected to increase expenses, resulting in a potential deterioration in operational free cash flow in the short term.

The Compensation Committee reviewed the risk profile of our compensation policies and practices and determined that our compensation programs are not reasonably likely to have a material adverse effect on the Company.

TRADING AND DERIVATIVES POLICY

The Board has adopted a policy prohibiting our directors, officers and members of their immediate families from entering into any transactions in our securities without first obtaining pre-clearance of the transaction from our general counsel. In addition, we prohibit directors and employees from engaging in any transaction involving our common stock that may be viewed as speculative, including buying or selling puts, calls or options, short sales, hedging transactions or purchases of our common stock on margin.

EMPLOYMENT AGREEMENTS

Generally, we do not enter into employment contracts with our employees. Our foreign subsidiaries enter into employment contracts with their employees where required or customary based on local law or practice. As is customary for executives in Brazil, Nextel Brazil has entered into an employment agreement with Mr. Rittes in connection with his service as chief executive officer of Nextel Brazil, which is described in more detail in “2017 Management Changes – Chief Executive Officer, Nextel Brazil.”

NO REPRICING OPTIONS

The 2015 Incentive Compensation Plan (the “2015 Plan”) approved by our stockholders in connection with the approval of our plan of reorganization prohibits the repricing of stock options governed by the 2015 Plan.

EXECUTIVE COMPENSATION

COMPENSATION RECOUPMENT POLICY

The Compensation Committee believes that the Company’s compensation programs should provide for the reduction or recovery of certain incentive payments made to our executives in the event our financial statements were to be restated in the future in a manner that would have negatively impacted the size or payment of the award at the time of payment. Although the Compensation Committee has not adopted a formal policy in addition to remedies available under applicable law, the Compensation Committee intends to adopt a policy to recover payments in compliance with the rules issued by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act when such rules are finalized.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Roberto Rittes(5)	2017	515,200	—	—	315,000	1,032,652	145,408	2,008,260
Chief Executive
Officer, Nextel
Brazil and Principal
Executive Officer
Daniel Freiman	2017	461,813	242,513	—	—	923,625	—	1,627,951
Chief Financial Officer	2016	450,000	3,621	—	—	900,000	10,600	1,364,221
	2015	419,875	159,320	600,007	600,014	333,649	10,600	2,123,465
Shana Smith General Counsel and Corporate Secretary	2017	461,813	242,513	—	—	923,625	—	1,627,951
	2016	450,000	3,621	—	—	900,000	10,600	1,364,221
	2015	423,125	159,320	600,007	600,014	334,907	10,600	2,127,973
Steven Shindler(6) Former Chief Executive Officer	2017	654,826	60,820	—	—	1,475,692	2,010,192	4,201,530
	2016	974,376	22,838	—	—	2,533,378	26,307	3,556,899
	2015	969,646	1,004,774	3,050,005	3,050,003	1,165,354	18,549	9,258,331
Francisco Valim(7)	2017	239,269	—	—	—	376,270	2,588,286	3,203,825
Former President,	2016	687,659	—	—	—	1,375,319	326,275	2,389,253
Nextel Brazil	2015	201,979	302,969	1,500,003	1,500,001	—	221,858	3,726,810
(1)

The amounts in this column for 2017 for Mr. Freiman and Ms. Smith include a retention bonus of $232,875 paid in connection with the extension of their separation dates. The amounts in this column for 2017 and 2016 for Messrs. Shindler and Freiman and Ms. Smith reflect the bankruptcy asset sale bonus paid in those years. The amounts in this column for 2015 for Messrs. Shindler and Freiman and Ms. Smith reflect the bankruptcy emergence bonus and the bankruptcy asset sale bonus paid or earned in 2015. The bankruptcy emergence bonus was paid on July 2, 2015, and the asset sale bonus earned in 2015 is subject to the release of funds escrowed for indemnification and subject to reduction based on amounts paid for indemnification claims; payments have been in connection with the asset sale bonus in 2016 and 2017. The amount in this column for Mr. Valim for 2015 reflects the bonus that he received, pursuant to his employment agreement, at the submission and acceptance of the Nextel Brazil business plan by our Board and is based on the average exchange rate of 3.96 Brazilian Reais to 1.00 U.S. Dollar for 2015.

(2)

No equity compensation was provided to executive officers in 2017 other than a new hire grant of options provided to Mr. Rittes on May 16, 2017. The grant date fair value of Mr. Rittes’ options is computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718), but disregarding estimated forfeitures related to service-based vesting conditions and based on the closing price of our common stock on the NASDAQ stock market on the date of grant, May 16, 2017, of $0.5547.

(3)

The amounts in this column represent the bonus that we paid under the Bonus Plans in effect in 2017, 2016 and 2015. The bonus is determined based on a target bonus amount, which is a predetermined percentage of base salary, and is adjusted based on achievement of performance goals.

EXECUTIVE COMPENSATION

(4)

Consists of: (a) amounts contributed by us under our 401(k) plan for 2016 and 2015; in 2017, the Company did not offer a 401(k) plan, (b) in the case of Messrs. Rittes and Valim, amounts contributed by Nextel Brazil to the Fundo de Garantia de Tempo de Servico, or FGTS, and to a private savings plan, (c) perquisites and other personal benefits described in more detail below, and (d) tax gross-up payments made in connection with the foregoing:

	Year	Company Contributions to 401(k) Plan ($)	Company Contributions to Government Plans ($)(a)	Company Contributions to Private Savings Plan ($)(b)	Perquisites and Other Personal Benefits ($)(c)	Tax Gross-Up Payments ($)(d)	Severance Payments ($)
Mr. Rittes	2017	N/A	93,727	46,310	5,371	—	N/A
Mr. Freiman	2017	N/A	N/A	N/A	—	—	N/A
	2016	10,600	N/A	N/A	—	—	N/A
	2015	10,600	N/A	N/A	—	—	N/A
Ms. Smith	2017	N/A	N/A	N/A	—	—	N/A
	2016	10,600	N/A	N/A	—	—	N/A
	2015	10,600	N/A	N/A	—	—	N/A
Mr. Shindler	2017	N/A	N/A	N/A	61,313	127	1,948,752
	2016	10,600	N/A	N/A	15,414	293	N/A
	2015	10,600	N/A	N/A	7,949	—	N/A
Mr. Valim	2017	N/A	276,938	0	88,898	—	2,222,450
	2016	N/A	152,493	63,476	110,306	—	N/A
	2015	N/A	41,266	18,644	161,948	—	N/A
a)

Represents the required contribution by Nextel Brazil to a government sponsored savings program of 8% of salary and bonus and for Mr. Valim also includes the amount contributed by Nextel Brazil in connection with Mr. Valim’s severance payment.

b)

Represents the contribution by Nextel Brazil to a private savings program designed to complement Brazilian social security in which Nextel Brazil matches employee contributions up to 10% of an employee’s annual salary. The employer contribution vests based on length of service, and in the case of Mr. Valim, all previously contributed funds were refunded to Nextel Brazil in 2017 in connection with Mr. Valim’s termination.

	c)	The dollar value of perquisites and other personal benefits received by Messrs. Shindler and Valim each exceeded $10,000 in 2017.

The perquisites and other personal benefits paid to Mr. Shindler in 2017 include $43,733 in earned vacation paid in connection with Mr. Shindler’s severance, health benefits provided to Mr. Shindler after his transition to non-employee director, commuting expenses and the cost of an executive physical.

The perquisites and other personal benefits paid to Mr. Valim in 2017 include $51,456 in earned vacation paid in connection with Mr. Valim’s severance, $24,364 representing Nextel Brazil’s cost for six months of medical and dental benefits post-termination and $13,078 in medical, dental and life insurance benefits representing the additional cost of these benefits for an executive employee at Nextel. The amounts reflected in the table above and the All Other Compensation column of the Summary Compensation Table are in U.S. Dollars based on the average exchange rate of 3.1892 Brazilian Reais to 1.00 U.S. Dollar for the year ended December 31, 2017.

	d)	Tax gross-up payments in 2017 and 2016 reflect amounts paid to Mr. Shindler relating to commuting expenses.
(5)

Mr. Rittes joined Nextel Brazil on April 24, 2017. Mr. Rittes’ salary, bonus and benefits, other than his equity grant, were paid in Brazilian Reais. As a result, the amount of compensation provided to Mr. Rittes as reflected in U.S. Dollars in the Salary, Non-Equity Incentive Plan Compensation and All Other Compensation columns varies based on the applicable exchange rate of the Brazilian Real relative to the U.S. Dollar. Mr. Rittes’ compensation as reported in U.S. Dollars can vary significantly with no actual change to the compensation paid to Mr. Rittes in Brazilian currency if the exchange rates are volatile. The amounts for Mr. Rittes reflected in the Salary, Non-Equity Incentive Plan Compensation and All Other Compensation columns in the table above are based on the average exchange rate of 3.1892 Brazilian Reais to 1.00 U.S. Dollar for the year ended December 31, 2017.

(6)

Includes $568,386 in base salary for service as chief executive officer from January 1, 2017 through July 31, 2017 and $86,440 as a non-employee director August 1, 2017 through December 31, 2017. The compensation for Mr. Shindler’s service as a non-employee director from August 1, 2017 through December 31, 2017 is also included in Director Compensation – Director Compensation Table.

(7)

Mr. Valim’s salary, bonus and benefits, other than his equity grants, were paid in Brazilian Reais. As a result, the amount of compensation provided to Mr. Valim as reflected in U.S. Dollars in the Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation columns varies based on the applicable exchange rate of the Brazilian Real relative to the U.S. Dollar. Mr. Valim’s compensation as reported in U.S. Dollars can vary significantly with no actual change to the compensation paid to Mr. Valim in Brazilian currency if the exchange rates are volatile. The amounts for Mr. Valim reflected in the Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation columns in the table above are based on the average exchange rate of 3.1892 Brazilian Reais to 1.00 U.S. Dollar for the year ended December 31, 2017, 3.4901 Brazilian Reais to 1.00 U.S. Dollar for the year ended December 31, 2016, and 3.96 Brazilian Reais to 1.00 U.S. Dollar for December 31, 2015.

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS TABLE

The table below summarizes the cash incentive bonus payments under our 2017 Bonus Plan and a grant of stock options made to a named executive officer in 2017. Our 2017 Bonus Plan does not provide for payouts in fiscal years after 2017. We only provided equity compensation to Mr. Rittes in 2017, and we did not provide any equity compensation to named executive officers in 2016.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)
Roberto Rittes(2)	Annual Bonus		0	1,505,080	1,505,080	N/A	N/A	N/A	N/A
	Stock Options	5/16/2017	N/A	N/A	N/A	N/A	1,500,000	$0.5547	315,000
Daniel Freiman	Annual Bonus		0	465,750	931,500	N/A	N/A	N/A	N/A
Shana Smith	Annual Bonus		0	465,750	931,500	N/A	N/A	N/A	N/A
Steven Shindler(3)	Annual Bonus		0	1,266,689	2,533,378	N/A	N/A	N/A	N/A
Francisco Valim(4)	Annual Bonus		0	1,505,080	1,505,080	N/A	N/A	N/A	N/A
(1)

The amounts reflect the potential range of payouts pursuant to the 2017 Bonus Plan. The actual amounts of the payments made under this plan to the named executive officers are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)

Mr. Rittes’ annual bonus is paid in Brazilian Reais. As a result, the amount of compensation provided to Mr. Rittes as reflected in U.S. Dollars in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column varies based on the applicable exchange rate of the Brazilian Real relative to the U.S. Dollar. The amounts for Mr. Rittes reflected in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards in the table above are based on the average exchange rate of 3.1892 Brazilian Reais to 1.00 U.S. Dollar for the year ended December 31, 2017.

(3)	Mr. Shindler was terminated without cause effective August 1, 2017 and was only eligible for a prorated bonus.
(4)

Mr. Valim was terminated without cause effective April 24, 2017 and was only eligible for a prorated bonus. Mr. Valim’s annual bonus is paid in Brazilian Reais. As a result, the amount of compensation for which Mr. Valim was eligible to receive as reflected in U.S. Dollars in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column varies based on the applicable exchange rate of the Brazilian Real relative to the U.S. Dollar. The amounts for Mr. Valim reflected in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards in the table above are based on the average exchange rate of 3.1892 Brazilian Reais to 1.00 U.S. Dollar for the year ended December 31, 2017.

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017 TABLE

		Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Roberto Rittes	5/16/2017	—		1,500,000	(2)	0.5547	5/16/2027	—		—
Daniel Freiman	6/26/2015	—	(3)	—	(3)	N/A	N/A	9,672	(4)	4,062
Shana Smith	6/26/2015	—	(3)	—	(3)	N/A	N/A	9,672	(4)	4,062
Steven Shindler	6/26/2015	—	(3)	—	(3)	N/A	N/A	49,166	(4)	20,650
Francisco Valim	11/9/2015	—	(5)	—	(5)	N/A	N/A	—	(5)	N/A
(1)

The market value of the restricted stock is based on the reported $0.42 closing price of a share of our common stock as reported on the NASDAQ stock market on December 29, 2017. The long-term equity incentives disclosed in this table reflect the current fair value of our outstanding equity awards.

(2)	Stock option award vests 33 1/3% on each of May 16, 2018, May 16, 2019 and May 16, 2020.
(3)

In 2017, Mr. Freiman, Ms. Smith and Mr. Shindler returned to the Company all outstanding options previously granted to them, which had an exercise price of $20.68, for no compensation in order to replenish the Company’s equity compensation share pool.

(4)	Restricted Stock vested/vests 33 1/3% on each of June 26, 2016, June 26, 2017 and June 26, 2018.
(5)

Mr. Valim was terminated without cause on April 24, 2017. Unvested restricted stock and options to purchase common stock were cancelled at his termination, and Mr. Valim’s vested options to purchase common stock expired 90 days after termination.

EXECUTIVE COMPENSATION

OPTION EXERCISES AND STOCK VESTED

In the table below, we list information on the vesting of restricted stock during the year ended December 31, 2017. None of our executive officers exercised any options in 2017.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Roberto Rittes	—	—
Daniel Freiman	9,672	$6,818
Shana Smith	9,672	$6,818
Steve Shindler	49,167	$34,658
Francisco Valim	—	—
(1)

The value realized on vesting is calculated as the number of shares vested multiplied by the closing price of the shares on the date of vesting, unless vesting occurs on a Saturday or Sunday, in which case the shares vested are multiplied by the closing price on the Friday preceding the vesting date.

PENSION BENEFITS AND NONQUALIFIED DEFERRED COMPENSATION

The Company does not offer pension benefits or a nonqualified deferred compensation plan.

POTENTIAL PAYMENTS UNDER SEVERANCE PLANS

We have arrangements with each of our U.S.-based named executive officers under our Change of Control Severance Plan that provide for payments and benefits if an executive officer’s employment is terminated in connection with the occurrence of certain events involving a change in control. In addition, we have an obligation to make payments and provide certain benefits to our U.S.-based named executive officers under our Severance Plan, the 2015 Plan and the Release Agreements between the Company and Messrs. Shindler and Freiman and Ms. Smith resulting from termination of employment upon the occurrence of certain events. The following is a summary of the payments that we or our successor may make under each of these arrangements.

EXECUTIVE COMPENSATION

PAYMENTS UPON TERMINATION OF EMPLOYMENT

Our U.S.-based named executive officers are covered by our Change of Control Severance Plan and our Severance Plan. The Change of Control Severance Plan provides for the payment of certain benefits if, in connection with a change of control, an executive officer’s employment is terminated by the Company without cause or by the executive officer for good reason. No benefits are required to be paid unless the executive officer’s employment is terminated. The U.S.-based named executive officers are also entitled to severance benefits if their employment is terminated by the Company in specified circumstances under the Severance Plan. Although the benefits under the Severance Plan apply without regard to whether any change of control has occurred or is pending, the Change of Control Severance Plan provides that employees entitled to receive amounts paid under the Change of Control Severance Plan will not be entitled to cash severance under any other severance plan, including the Severance Plan. Mr. Freiman and Ms. Smith have additional severance benefits pursuant to the Release Agreements that provide for the payment of one additional year of base salary in addition to the benefits provided by our Severance Plan.

Mr. Rittes is an employee of Nextel Brazil and is not eligible to receive benefits under the Change of Control Severance Plan or the Severance Plan. Mr. Rittes’ termination benefits are as set forth in his employment agreement and as required by Brazilian law. Pursuant to his employment agreement, Mr. Rittes will receive a payment equal to one year of base salary if he is terminated without cause until the legally mandated severance under Brazilian law is greater than this amount, in which case, he will receive the legally mandated severance.

The named executive officers have also received awards of stock options and restricted stock under the 2015 Plan, which contains provisions that may accelerate the vesting of awards made to a named executive officer if we terminate the executive officer’s employment with us, or if the executive officer terminates his or her employment with us for good reason, in connection with a change of control.

Except as noted below, we otherwise have not entered into any employment agreements or other arrangements that provide for benefits in connection with a termination of employment of our named executive officers.

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT

PAYMENTS UPON TERMINATION OF EMPLOYMENT

The following table shows the estimated amount of the payments to be made to each of the named executive officers employed with the Company at December 29, 2017 upon termination of their employment in connection with a change of control under the Change of Control Severance Plan, their involuntary termination under the Severance Plan or upon their termination in connection with their death, disability or retirement. For purposes of calculating the value of the benefits for the named executive officers employed by the Company at December 31, 2017, we have assumed that the triggering event for payment occurred under each of the arrangements as of December 29, 2017. For Messrs. Shindler and Valim, each of whom were not serving as executive officers as of December 29, 2017, we have provided the payments made in connection with an involuntary termination without cause. The footnotes to the table contain an explanation of the assumptions made by us to calculate the payments, and the discussion that follows the table provides additional details on these arrangements.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT

Termination Event(1)	Base Salary(2) ($)	Bonus(3) ($)	Other Payments(4) ($)	Equity Awards(5) ($)	Total(6) ($)
Change of Control Severance Plan - Termination by Executive for Good Reason or by the Company Without Cause(7)
Roberto Rittes(8)	N/A	376,270	752,540	—	1,128,810
Daniel Freiman	698,625	1,164,375	50,000	4,062	1,917,062
Shana Smith	698,625	1,164,375	50,000	4,062	1,917,062
Severance Plan - Involuntary Termination(9)
Roberto Rittes(8)	N/A	376,270	752,540	—	1,128,810
Daniel Freiman	465,750	232,875	465,750	2,031	1,166,406
Shana Smith	465,750	232,875	465,750	2,031	1,166,406
Steven Shindler(10)	1,948,752	209,004	2,573,378	N/A	4,731,134
Francisco Valim(11)	2,222,450	376,270	2,246,814	—	4,845,534
Death, Disability or Retirement
Roberto Rittes	—	—	—	—
Daniel Freiman	—	—	—	4,062	4,062
Shana Smith	—	—	—	4,062	4,062
(1)

The Change of Control Severance Plan and Severance Plan provide benefits for employees of NII Holdings. No payments are required to be made to any named executive officer under the Change of Control Severance Plan or the Severance Plan if the executive is terminated for cause or if the executive voluntarily terminates his or her employment (other than for good reason in connection with a change of control under the Change of Control Severance Plan). The Change of Control Severance Plan provides that employees entitled to receive payments under the Change of Control Severance Plan will not also be entitled to severance under the Severance Plan. As employees of Nextel Brazil, Messrs. Rites and Valim are not eligible to receive benefits under the Change of Control Severance Plan or the Severance Plan. Termination benefits for Messrs. Rittes and Valim are as set forth in their respective employment agreements and as required by Brazilian law. Equity awards have been granted to the named executive officers pursuant to our 2015 Plan, and the 2015 Plan and grant agreements apply to equity awards held by all named executive officers.

(2)

Amounts included in this column reflect the portion of the severance payment attributable to base salary. Amounts attributable to the target bonus are included in the Bonus column (see note 3 below). The severance payment under the Change of Control Severance Plan for U.S.-based named executive officers is 200% of the executive’s annual base salary on the day immediately preceding the change of control. For Mr. Freiman and Ms. Smith, the amount of base salary paid in connection with a change of control transaction has been reduced by six months of base salary, which amount was previously provided to these executives as a retention bonus in August 2017. As set forth in the retention bonus award letter, should Mr. Freiman or Ms. Smith become eligible for benefits under the Change of Control Severance Plan, the retention bonus will be deemed an advance of the amount due to these executives and will reduce the benefits due under the Change of Control Severance Plan.

The severance payment under the Severance Plan for the U.S.-based named executive officers is 100% of the named executive officer’s annual base salary at the time of termination.

EXECUTIVE COMPENSATION

(3)	Amounts included in this column reflect the portion of the severance payment attributable to the target bonus. The portion of the severance payment attributable to base salary is included in the Base Salary column (see note 2 above). Under the Change of Control Severance Plan, upon termination, each U.S.-based executive is entitled to receive as part of the severance payment 200% of the executive’s annual target bonus on the day immediately preceding the change of control, as well as an amount equal to the earned portion of the bonus payment for the period ending on the termination event.
The Severance Plan provides for the payment of an amount equal to a prorated portion of the actual bonus payment earned for the period ending on the termination event for each U.S.-based named executive officer, payable when bonuses are paid to all other eligible employees. In addition, the 2017 Bonus Plan, which applies to the short-term incentive bonus provided to each named executive officer, provides for a potential prorated portion of the actual bonus payment earned for the period ending on the severance date in connection with a termination without cause, paid at the Company’s discretion.
(4)
Other Payments for the U.S.-based named executive officers with respect to the Change of Control Severance Plan include 18 months of COBRA health insurance and six months of outplacement counseling assistance; an estimate has been included for these expenses. The U.S.-based executive officers are also eligible for reimbursement of legal, accounting and other fees incurred by the executive in a good faith effort to obtain the benefits provided for under the Change of Control Severance Plan; no amounts have been included in the Other Payments column for these potential payments.
Mr. Rittes is an employee of Nextel Brazil and is not eligible to receive benefits under the Change of Control Severance Plan or the Severance Plan. For Mr. Rittes, Other Payments listed under the Change of Control Severance Plan and Severance Plan represent a severance payment equal to one-year of base salary due to Mr. Rittes under his employment agreement in connection with a termination without cause by Nextel Brazil until legal severance in Brazil exceeds such amount, at which time, Mr. Rittes would receive legal severance. The U.S. Dollar amount included above is based on the average exchange rate of 3.1892 Brazilian Reais to 1.00 U.S. Dollar for the year ended December 31, 2017.
For Mr. Freiman and Ms. Smith, Other Payments under Severance Plan – Involuntary Termination include an additional 12 months of annualized base salary at the time of termination, as provided for in their Release Agreements.
See footnotes 10 and 11 for details on payments made to Messrs. Shindler and Valim in connection with their involuntary terminations without cause in 2017.

(5)
All outstanding options had an option exercise price above the closing price of our common stock on the NASDAQ stock market of $0.42 on December 29, 2017. Amounts included in the Equity Awards column reflect the value of restricted stock calculated using the closing price of our common stock on December 29, 2017 multiplied by the shares whose vesting or payment are prorated or accelerated upon the triggering event.
In a change of control situation, we have assumed that the surviving entity has elected not to assume, replace or convert any of the awards made under the 2015 Plan. As described in more detail below, the 2015 Plan provides for the vesting of all unvested options and restricted stock in specific circumstances following a change of control of the Company. The 2015 Plan and the grant agreements made under that plan provide for a pro rata vesting of outstanding awards if an employee is terminated without cause based on the number of days served. The 2015 Plan and the grant agreements made under that plan also provide that outstanding and unvested options and restricted stock will vest upon an employee’s death, disability, and if the employee retires at or after age 65 or at an earlier age with the consent of the Compensation Committee, with vested options remaining exercisable for a period of one year after the date the employee ceases to be an employee of the Company or its subsidiary. The 2015 Plan and the grant agreements also provide for continued exercisability of vested options for a period of 90 days from the employee’s date of termination in all other situations.

(6)	In addition to the amounts specified in this column, upon termination in each of the circumstances noted, the executive officer is entitled to receive base salary and cash or non-cash benefits earned prior to the date of the named executive officer’s termination, including payments with respect to accrued and unused vacation time and any reimbursements for the reasonable and necessary business expenses incurred by the named executive officer prior to termination.
(7)
Change of Control Severance Plan — Termination by Executive for Good Reason or by the Company Without Cause describes the benefits payable to our U.S.-based named executive officers if the named executive officer voluntarily terminates his or her employment for good reason in connection with a change of control or if the named executive officer’s employment is terminated without cause by us or the surviving entity in connection with a change of control as described below in “Change of Control Severance Plan.” This section also describes the benefits provided for in our 2015 Plan and the grant agreements made under that plan that apply to all named executive officers in connection with a termination by an executive for good reason or by the Company without cause in connection with a change of control.
In cases in which a U.S.-based named executive officer’s employment is terminated by us or the surviving entity in connection with a change of control, each named executive officer will be entitled to a severance payment under the Change of Control Severance Plan, but not the Severance Plan.
As an employee of Nextel Brazil, Mr. Rittes is not eligible to receive benefits pursuant to the Change of Control Severance Plan. We have included the severance payment due to Mr. Rittes under his employment agreement in connection with a termination without cause by Nextel Brazil under the Other Payments column of this section.

(8)	Mr. Rittes is an employee of Nextel Brazil and is not eligible for benefits under the Change of Control Severance Plan or the Severance Plan. Mr. Rittes’ termination benefits are as set forth in his employment agreement and as required by Brazilian law. Under Brazilian law, Mr. Rittes may be eligible for additional benefits than those indicated based on the specific circumstances of his termination. Under the 2017 Bonus Plan, Mr. Rittes may be eligible to receive a prorated portion of the actual bonus payment earned for the period ending on his severance date in connection with a termination without cause, at the Company’s discretion. Mr. Rittes’ option awards were made pursuant to our 2015 Plan, and the terms of our 2015 Plan and the grant agreements made under that plan apply to his options, which had an exercise price above the closing price of our common stock on December 29, 2017. The U.S. Dollar amount included above is based on the average exchange rate of 3.1892 Brazilian Reais to 1.00 U.S. Dollar for the year ended December 31, 2017.
(9)	Severance Plan — Involuntary Termination describes the benefits payable to a U.S.-based named executive officer if the named executive officer’s employment is terminated by us without cause other than in connection with a change of control under the circumstances described below under “Severance Plan.” This section also includes the benefits provided for in our 2015 Plan and the grant agreements made under that plan that would apply to all named executive officers in connection with an involuntary termination.

EXECUTIVE COMPENSATION

Mr. Rittes is an employee of Nextel Brazil and is not eligible for benefits under the Severance Plan. Mr. Rittes’ termination benefits are as set forth in his employment agreement and as required by Brazilian law. Under Brazilian law, Mr. Rittes may be eligible for additional benefits than those indicated based on the specific circumstances of his termination. Under the 2017 Bonus Plan, Mr. Rittes may be eligible to receive a prorated portion of the actual bonus payment earned for the period ending on his severance date in connection with a termination without cause, paid at the Company’s discretion. Mr. Rittes’ option awards were made pursuant to our 2015 Plan, and the terms of our 2015 Plan and the grant agreements made under that plan apply to his options, which had an exercise price above the closing price of our common stock on December 29, 2017. The U.S. Dollar amount included above is based on the average exchange rate of 3.1892 Brazilian Reais to 1.00 U.S. Dollar for the year ended December 31, 2017.
(10)

Mr. Shindler was terminated without cause effective August 1, 2017. Pursuant to his separation and release agreement, he was paid two years of base salary and a prorated portion of his third quarter bonus. Included in the Other Payments column of Severance Plan – Involuntary Termination is a potential payment equal to 200% of Mr. Shindler’s annual target bonus that would be provided should the Company complete a transaction that meets the definition of change of control as defined in the Company’s Change of Control Severance Plan on or before July 31, 2018. The Other Payments column also includes an estimated amount for 18 months of COBRA benefits that would be due should the Company complete a change of control transaction before July 31, 2018. Mr. Shindler’s unvested equity awards continue to vest in accordance with their terms for as long as he remains a member of the Board.

(11)

Mr. Valim was terminated without cause effective April 24, 2018. Pursuant to a Settlement, Release and Other Covenants Agreement, Mr. Valim received R$7,087,838 ($2,222,450), which includes R$604,232 ($189,462) of mandatory legal severance. He also received his quarterly bonus of R$1,200,000 ($376,270), earned for the first quarter of 2017. Included in the Other Payments column is R$77,703 ($24,364) paid by Nextel Brazil for an additional six months of medical and dental benefits. Also included in the Other Payments column is a potential payment of R$7,087,838 ($2,222,450) that Mr. Valim would be eligible to receive if a binding agreement for a transaction that would result in a direct or indirect change of control of Nextel Brazil, as defined in the Settlement, Release and Other Covenants Agreement, is entered into within one year of the execution date of the Settlement, Release and Other Covenants Agreement at the consummation of such transaction. Mr. Valim’s unvested equity awards were cancelled in connection with his termination. The U.S. Dollar values reflected above are based on the average exchange rate of 3.1892 Brazilian Reais to 1.00 U.S. Dollar for the year ended December 31, 2017.

Change of Control Severance Plan

The Change of Control Severance Plan provides that each U.S.-based named executive officer will receive a payment if a change of control, as defined below, occurs and such U.S.-based named executive officer either is terminated without cause or resigns for good reason. Each U.S.-based named executive officer will be entitled to receive 200% of his or her annual base salary and target bonus at the date of his or her termination upon such an event as provided in the Change of Control Severance Plan. Each named executive officer will be entitled to receive his or her payment under the Change of Control Severance Plan in a lump sum within thirty days following termination of employment.

We or the surviving entity will also pay the full premium cost of continued health care coverage for each named executive officer under the federal COBRA law in such a termination. We will make the COBRA payments up to the lesser of 18 months or the time at which the named executive officer is reemployed and eligible to receive group health coverage benefits under another employer-provided plan. The payments may also cease for any of the reasons provided in the COBRA law.

In addition, in the event that a named executive officer incurs any legal, accounting or other fees and expenses in a good faith effort to obtain benefits under the Change of Control Severance Plan, we or the surviving entity will reimburse the named executive officer for such reasonable expenses. In the event that any payment made under the Change of Control Severance Plan is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the named executive officer’s payments will be reduced to the maximum amount that does not trigger the excise tax unless the named executive officer would be better off (on an after-tax basis) receiving all payments and paying all excise and income taxes.

A change of control will be deemed to occur under the Change of Control Severance Plan when:

●	we are merged, consolidated or reorganized into or with another company, or we sell or otherwise transfer all or substantially all of our assets to another company, and, as a result of either transaction, less than a majority of the combined voting power of the then outstanding securities of the resulting company immediately after the transaction is held by the holders of our voting securities immediately prior to the transaction;
●	the directors on our Board as of the effective date of the Change of Control Severance Plan or directors elected subsequent to that date and whose nomination or election was approved by a vote of at least two-thirds of the directors on the Board as of the effective date of the Change of Control Severance Plan cease to be a majority of our board;
●	our stockholders approve our complete liquidation or dissolution;
●	an individual, entity or group acquires beneficial ownership of 50% or more of our then outstanding shares or 50% of our then outstanding voting power to vote in an election of our directors, excluding any acquisition directly from us; or
●	our Board approves a resolution stating that a change of control has occurred.

EXECUTIVE COMPENSATION

A named executive officer will receive compensation under the Change of Control Severance Plan if:

●	the named executive officer is terminated without cause, as defined in the Change of Control Severance Plan, within 12 months from a change of control or prior to the change of control if the named executive officer reasonably demonstrates that the termination was at the request of a third party attempting to effect a change of control or otherwise in connection with a change of control; or
●	the named executive officer voluntarily terminates his or her employment for good reason during the 12 months following a change of control, defined as when, after the change of control:
●	there was a material and adverse change in or reduction of the named executive officer’s duties, responsibilities and authority that the named executive officer held preceding the change of control;
●	the named executive officer’s principal work location was moved to a location more than 40 miles away from his or her prior work location;
●	the named executive officer was required to travel on business to a substantially greater extent than prior to the change of control, which results in a material adverse change in his or her employment conditions;
●	the named executive officer’s salary, bonus or bonus potential were materially reduced or any other significant adverse financial consequences occurred;
●	the benefits provided to the named executive officer were materially reduced in the aggregate; or
●	we or any successor fail to assume or comply with any material provisions of the Change of Control Severance Plan.

Severance Plan

The Severance Plan provides payments to our U.S.-based named executive officers in the event of an involuntary termination of employment, which includes termination due to job elimination, work force reductions, lack of work, a determination by us that the executive officer’s contributions no longer meet the needs of the business and any other reason determined by us. Under the Severance Plan, each of the U.S.-based named executive officers will be entitled to a payment equal to 12 months of his or her annualized base salary, not including any bonus, incentive payments or commission payments. Each eligible named executive officer will also receive a pro rata payment of his or her bonus based on the portion of the year that the named executive officer was employed by us. We will pay the bonus to the named executive officer at the same achievement level as other employees subject to the same bonus targets and when we pay bonuses to employees at the same position level following the bonus period.

We expect to make a lump sum payment of the amount due under the Severance Plan, although we reserve the right to make the payments periodically for a period not to exceed 24 months. In order to receive payments under the Severance Plan, each named executive officer must return all of our property and execute a release agreement:

●	acknowledging that the payments to be received represent the full amount that the named executive officer is entitled to under the Severance Plan;
●	releasing any claims that the named executive officer has or may have against us; and
●	in our discretion, agreeing not to compete with us for a certain period.

The release agreement will also require the named executive officer to comply with specified confidentiality, non-disparagement and non-solicitation obligations. Our obligation to make or continue severance payments to the executive officer will cease if the executive officer does not comply with those obligations.

EXECUTIVE COMPENSATION

2015 Incentive Compensation Plan

The 2015 Plan currently covers the grant of certain incentives and awards, including stock options, restricted stock, restricted stock units and cash-based incentives, to our employees, including the named executive officers. Under the 2015 Plan, if a change of control occurs and the incentives and awards granted under the 2015 Plan are not assumed by the surviving entity, or the employee is terminated within a certain period following a change of control, each outstanding award is treated as explained below. A change of control under the 2015 Plan is defined the same as in the Change of Control Severance Plan and the same events that trigger payments to the named executive officer under the Change of Control Severance Plan trigger payments under the 2015 Plan.

●	Options. If the surviving entity assumes, replaces or converts the options and the named executive officer is terminated within 12 months under circumstances that would trigger payment, the options will become fully exercisable, vested or earned. If the options are not assumed, replaced or converted, each option shall be fully exercisable upon a change of control.
●	Restricted Stock and Restricted Stock Units. If the surviving entity assumes, replaces or converts the stock award and the named executive officer is terminated within 12 months under circumstances that would trigger payment, the stock awards shall be vested. If the restricted stock and restricted stock unit awards are not assumed, replaced or converted, the restricted stock or restricted stock units shall be vested upon a change of control.
●	Cash-Based Incentives. If the surviving entity assumes, replaces or converts cash-based incentives and the named executive officer is terminated within 12 months under circumstances that would trigger payment, each outstanding cash-based incentive award shall be deemed earned pro-rata based on the fraction of the performance period that has elapsed from the beginning of the performance period until termination. If the cash-based incentives are not assumed, replaced or converted, the cash-based incentives shall be deemed earned upon a change of control.

The 2015 Plan provides that the Compensation Committee, as administrator of the plan, shall determine what amounts will be payable to the named executive officer upon termination, death, disability or retirement in the agreement under which awards are made under the 2015 Plan. The award agreements relating to the 2015 emergence long-term equity grants provide for full vesting of any outstanding restricted stock and option awards covered by the agreement in connection with a named executive officer’s death, disability or retirement at or after age 65. In addition, the agreements provide for vesting of a prorated portion of the restricted stock and option awards based on time served if the named executive officer is terminated without cause.

Employment Agreement with Mr. Rittes

In accordance with his employment agreement with Nextel Telecomunicações Ltda., Mr. Rittes will receive a payment equal to one year of base salary if he is terminated without cause until the legally mandated severance under Brazilian law is greater than this amount, in which case, he will receive the legally mandated severance.

Separation Agreements with Mr. Freiman and Ms. Smith

We are implementing a restructuring of our U.S.-based corporate headquarters to further streamline our expenses by shifting the costs and associated responsibilities from our headquarters in Reston, Virginia to our operating subsidiary in Brazil. In connection with these changes, we entered into the Release Agreements with Mr. Freiman and Ms. Smith. The agreements provide for benefits consistent with our Severance Plan plus an additional payment equal to one year of base salary. The agreements for Mr. Freiman and Ms. Smith contemplate a target termination date of April 1, 2019, although the actual termination date has not been determined.

CEO PAY RATIO

As required by SEC rules and regulations, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Robert Rittes, Chief Executive Officer of Nextel Brazil and Principal Executive Officer of the Company based on reasonable estimates and calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2017, our last completed fiscal year:

-	the median of the annual total compensation of all employees of the Company (other than Mr. Rittes), was $26,983; and
-	the annual total compensation of Mr. Rittes, annualized as permitted by Item 402(u) of Regulation S-K, was $2,968,017, which is 110 times that of the median of the annual total compensation of all employees.

To identify the median of the total annual compensation of all of our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates that we used were as follows:

1.

We determined that, as of December 31, 2017, our employee population consisted of 2,287 employees, of which 2,273 were employees of Nextel Brazil and subject to the employment laws of Brazil. In addition, Nextel Brazil is a party to a legally mandated collective bargaining agreement that covers most of its employees and prescribes hours, salary, bonus and other benefits for the covered employees. The remaining 14 employees are U.S.-based employees who are employed directly by the Company.

2.

We identified the median employee by examining annual base salary; bonus, other than one-time hiring bonuses, which were excluded from the calculation; and benefits for all employees (other than Mr. Rittes) who were employed by us on December 31, 2017, using payroll and tax records and foreign equivalent taxable income amounts. The Company excluded from the calculation students and trainees or former employees who retired or left their positions due to disability but remain legally employed by Nextel Brazil and on Nextel Brazil’s payroll records in order for Nextel Brazil to provide legally mandated medical benefits. For employees subject to annual bonus, we included bonus paid in 2017 for 2016 and for employees subject to sales commission, commission paid in 2017. The Company did not make any cost-of-living adjustments.

3.

After identifying the median employee, we identified and calculated the elements of such median employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

4.

The Company had more than one non-concurrent principal executive officer during fiscal year 2017. With respect to the calculation of the annual total compensation of Mr. Rittes, the Company chose to annualize the amount reported for Mr. Rittes in the “Total” column of the Summary Compensation Table included herein.

5.

Employees of Nextel Brazil are paid in Brazilian Reais. For purposes of this disclosure, we applied the average exchange rate of 3.1892 Brazilian Reais to 1.00 U.S. Dollar for the year ended December 31, 2017.

AUDIT INFORMATION

KPMG LLP has audited our consolidated financial statements for the fiscal years ended December 31, 2017 and December 31, 2016.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the fees accrued or paid to the Company’s independent registered public accounting firm for the years ended December 31, 2017 and 2016.

	2017	2016
Audit Fees(1)	$6,600,725	$6,650,739
Audit-Related Fees(2)	$30,000	$—
TOTAL	$6,630,725	$6,650,739
(1)

Audit fees consist of those fees rendered for the audit of our annual consolidated financial statements, audit of the effectiveness of internal controls over financial reporting, review of financial statements included in our quarterly reports and for services normally provided in connection with statutory and regulatory filings or engagements, such as comfort letters or attest services.

(2)	Audit-related fees consist of those fees for assurance and related services that are reasonably related to the review of our financial statements.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

It is the policy of the Audit Committee that our independent registered public accounting firm may provide only those services that have been pre-approved by the Audit Committee. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee or, in specified circumstances, the Audit Committee chair pursuant to authority delegated by the Audit Committee. The term of any general pre-approval is eighteen months from the date of pre-approval, unless the Audit Committee or a related engagement letter specifically provides for a different period. The Audit Committee will annually review and pre-approve the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval. The Audit Committee has delegated its pre-approval authority to Robert Schriesheim, the chair of the Audit Committee.

Requests or applications to provide services that require specific approval by the Audit Committee must be submitted to the Audit Committee by both the independent registered public accounting firm and our controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. For the years ended December 31, 2017 and 2016, all services provided by our independent registered public accounting firm were pre-approved in accordance with the Audit Committee policy described above.

AUDIT COMMITTEE REPORT

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that we specifically incorporate this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

The Board has adopted a written audit committee charter, which is available on the Investor Relations link of our website at the following address: www.nii.com. In addition, all members of our Audit Committee are independent, as defined in the NASDAQ listing standards. The Audit Committee has reviewed and discussed our audited consolidated financial statements with our management and KPMG LLP, our independent registered public accounting firm. The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed under applicable Public Company Accounting Oversight Board standards.

The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning the firm’s independence from the Company and its subsidiaries and has discussed with KPMG LLP its independence.

In addition, the Audit Committee met with senior management periodically during 2017 and reviewed key initiatives and programs aimed at strengthening the effectiveness of our internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of our internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Audit Committee also met to discuss with senior management our disclosure controls and procedures and the certifications by our chief executive officer and our chief financial officer, which are required for certain of our filings with the Securities and Exchange Commission. The Audit Committee met privately with our independent registered public accounting firm, our internal auditors and other members of our management, each of whom has unrestricted access to the Audit Committee.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our annual report on Form 10-K for fiscal year 2017 filed with the Securities and Exchange Commission. By recommending to the Board that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Date: March 6, 2018

Audit Committee

Robert A. Schriesheim, Chair
Kevin L. Beebe
Howard S. Hoffmann

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated Messrs. Kevin Beebe, James Continenza, Howard Hoffmann, Ricardo Knoepfelmacher, Christopher Rogers, Robert Schriesheim and Steven Shindler, who are incumbent directors, for reelection to the Board for a one-year term expiring at the 2019 Annual Meeting of Stockholders. Please see “Director Biographies – Directors Standing for Reelection – To Hold Office Until 2019” of this proxy statement for information concerning our incumbent directors standing for reelection.

If any of the nominees are unable to serve as a director, the persons named in the enclosed proxy reserve the right to vote for a substitute nominee designated by our Board, to the extent consistent with our Amended and Restated Certificate of Incorporation and our Fifth Amended and Restated Bylaws. The nominees listed above have consented to be nominated and to serve if elected. We do not expect any of the nominees will be unable to serve.

VOTE REQUIRED

Provided a quorum is present and it is an uncontested election, directors are elected by a majority of the votes cast for each director at the Annual Meeting. This means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes will have no effect on the election of directors. If a nominee who is currently serving as a director is not elected at the Annual Meeting, under Delaware law the director will continue to serve on the Board as a “holdover director.” However, in accordance with our Corporate Governance Guidelines, incumbent directors are required to submit an irrevocable, contingent resignation to the Board that becomes effective only if the director fails to receive a majority of votes cast for reelection in an uncontested election. In accordance with the Corporate Governance Guidelines, the Board will consider the director’s resignation within 90 days following the election results and will promptly disclose its decision to accept or reject the director’s conditional resignation. Since Messrs. Beebe, Continenza, Hoffmann, Knoepfelmacher, Rogers, Schriesheim and Shindler are standing for reelection, they have each submitted irrevocable, contingent resignations consistent with the requirements of our Corporate Governance Guidelines.

In the event of a contested election in accordance with our Bylaws, directors shall be elected by the vote of a plurality of the votes cast. Abstentions and broker non-votes will have no effect on the election of directors in a contested election.

Our Board recommends that the holders of common stock vote “FOR” Proposal 1 to elect incumbent directors Kevin Beebe, James Continenza, Howard Hoffmann, Ricardo Knoepfelmacher, Christopher Rogers, Robert Schriesheim and Steven Shindler for a one-year term expiring at the 2019 Annual Meeting of Stockholders

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act of 1934, as amended, we are asking our stockholders to provide advisory approval of the compensation of our named executive officers, as described in this proxy statement. While this vote is advisory, it will provide information to our Compensation Committee regarding investor sentiment about our compensation principles and objectives. We urge you to read the information provided under “Executive Compensation – Compensation Discussion and Analysis” and the compensation tables and related narratives appearing in this proxy statement for more information regarding the compensation of our named executive officers. The Compensation Committee develops our executive compensation strategy in furtherance of the following principal compensation objectives:

●	align executive compensation with stockholders’ interests;
●	recognize individual initiative and achievements;
●	attract, motivate and retain highly qualified executives; and
●	create incentives that drive the entire executive management team to achieve challenging corporate goals that drive superior long-term performance.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the philosophy and structure of our compensation program for our named executive officers as well as the overall compensation of those officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

Our Board and our Compensation Committee value the opinions of our stockholders. Members of management reached out to stockholders following the results of the non-binding advisory stockholder vote on the compensation program for our named executive officers held at our 2017 Annual Meeting of Stockholders, and the Board determined it prudent to reduce our executive team to align management with the needs of the business. On August 1, 2017, the chief executive officer of the Company was terminated without cause from his role, and coincident with this departure, the chief executive officer of our operating subsidiary, Nextel Brazil, assumed the role of principal executive officer of the Company in addition to his role as chief executive officer of Nextel Brazil. There was no change in compensation in connection with this change in responsibilities.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and the other related narrative disclosure.”

VOTE REQUIRED

The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal 2. Abstentions and broker non-votes will not impact the outcome of the vote on this proposal.

Our Board recommends that the stockholders vote “FOR” Proposal 2 to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2017, and has been selected by the Audit Committee to serve as our independent registered public accounting firm for the current fiscal year. Information concerning the fees paid to KPMG LLP is included in this proxy statement under the heading “Audit Information.” Representatives of KPMG LLP will be present at the Annual Meeting and available to respond to appropriate questions from stockholders and may make a statement if they so desire.

Although our Fifth Amended and Restated Bylaws do not require stockholder ratification or other approval of the retention of our independent registered public accounting firm, as a matter of good corporate governance, the Board is requesting that stockholders ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

VOTE REQUIRED

The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal 3. Abstentions and broker non-votes will not impact the outcome of the vote on this proposal.

Our Board recommends that the stockholders vote “FOR” Proposal 3 to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2018.

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals intended for consideration for inclusion in our proxy statement for the 2019 Annual Meeting of Stockholders must be forwarded in writing and received at our principal executive office at 12110 Sunset Hills Road, Suite 600, Reston, Virginia 20190 no later than December 5, 2018, directed to the attention of our Vice President, General Counsel and Secretary. Moreover, with respect to any proposal by a stockholder not seeking to have a proposal included in our proxy statement but seeking to have a proposal considered at the 2019 Annual Meeting of Stockholders, the stockholder must notify our Vice President, General Counsel and Secretary in the manner set forth above before February 15, 2019. With respect to proposals in this latter category, the persons who are appointed as proxies may exercise their discretionary voting authority with respect to that proposal, if the proposal is considered at the 2019 Annual Meeting of Stockholders, even if stockholders have not been advised of the proposal in the proxy statement for the 2019 Annual Meeting of Stockholders. Any proposals submitted by stockholders must comply in all respects with the rules and regulations of the SEC then in effect and Delaware law and our Fifth Amended and Restated Bylaws. Additional details regarding the process to be followed by stockholders wishing to make a proposal are included in the Company’s Fifth Amended and Restated Bylaws, which are available on the Investor Relations page of our website at www.nii.com.

IMPORTANT INFORMATION

To assure your representation and a quorum for the transaction of business at the Annual Meeting, we urge you to please complete, sign, date and return the enclosed proxy card promptly or otherwise vote by using the toll-free number or visiting the website listed on the proxy card if you are eligible to do so.

OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO STOCKHOLDERS WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF OUR ANNUAL REPORT ON FORM 10-K MAY BE OBTAINED WITHOUT CHARGE BY: (1) WRITING TO NII HOLDINGS, INC., 12110 SUNSET HILLS ROAD, SUITE 600, RESTON, VIRGINIA 20190, ATTENTION: VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, OR (2) BY CONTACTING OUR INVESTOR RELATIONS DEPARTMENT AT 703-547-5209. THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

NII HOLDINGS, INC.
12110 SUNSET HILLS ROAD
SUITE 600
RESTON, VA 20190

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees	For	Against	Abstain
1A	Kevin L. Beebe	☐	☐	☐
1B	James V. Continenza	☐	☐	☐
1C	Howard S. Hoffmann	☐	☐	☐
1D	Ricardo Knoepfelmacher	☐	☐	☐
1E	Christopher T. Rogers	☐	☐	☐
1F	Robert A. Schriesheim	☐	☐	☐
1G	Steven M. Shindler	☐	☐	☐

For address change/comments, mark here.				☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Board of Directors recommends you vote FOR proposals 2 and 3:		For	Against	Abstain

2	Advisory Vote to approve Executive Compensation.	☐	☐	☐
3	Ratification of KPMG LLP as our Independent Registered Public Accounting Firm for fiscal year 2018.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com

NII HOLDINGS, INC.
Annual Meeting of Stockholders
May 3, 2018 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoints Shana C. Smith and Daniel E. Freiman, or either of them, as proxies, each with the power to appoint (his/ her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NII HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on May 3, 2018, at the Hyatt Regency Reston, 1800 Presidents Street, Reston, VA 20190, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side